SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MONDAY, APRIL 29, 2013 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Monday, April 29, 2013, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of eleven (11) director nominees to serve for one-year terms;

2.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“Say-on-Pay”) resolution to approve the compensation of the named executive officers;

3.	APPROVAL OF AN AMENDED AND RESTATED EQUITY AND CASH INCENTIVE COMPENSATION PLAN. A resolution to approve Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan, including for purposes of Section 162(m) under the Internal Revenue Code.

4.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013; and

5.	OTHER BUSINESS. Such other business as may properly be brought before the meeting and any adjournments thereof.

     Only those shareholders of record at the close of business on March 1, 2013, shall be entitled to be given notice of, to attend and to vote at, the meeting. It is requested that you promptly execute the enclosed Proxy and return it in the enclosed postpaid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. You are cordially invited to attend the meeting, but if you plan on attending, please RSVP that you will attend using the enclosed postcard. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting.

     A copy of the Annual Report on Form 10-K of Fulton Financial Corporation is also enclosed.

Sincerely,

George R. Barr, Jr.
Secretary

Enclosures
March 27, 2013

PROXY STATEMENT

Dated and To Be Mailed on or about: March 27, 2013

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2013 AT 10:00 A.M.

ANNUAL MEETING SUMMARY

     The annual meeting of the shareholders of Fulton (the “Annual Meeting”) for 2013 will be held on Monday, April 29, 2013, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. There are four items on the agenda this year as described in more detail herein, and shareholders are encouraged to complete their ballots to vote online at www.proxyvote.com in advance of the Annual Meeting. If you would like to reduce the costs incurred by Fulton in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

     The Board of Directors recommends that shareholders vote FOR the election of the eleven (11) director nominees identified in this proxy statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, FOR the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013. Fulton encourages you to vote your shares in advance of the Annual Meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the Annual Meeting if you cannot attend in person and are eligible to vote in person at the Annual Meeting on April 29, 2013.

GENERAL

Introduction

     Fulton Financial Corporation, a Pennsylvania business corporation and registered financial holding company (also herein referred to as “Fulton” or the “Corporation”), was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks, Fulton Bank adopted a national charter, and today Fulton owns the following depository banks: FNB Bank, N.A., Fulton Bank, N.A., Fulton Bank of New Jersey, Lafayette Ambassador Bank, Swineford National Bank and The Columbia Bank.

     In addition, Fulton has several other direct subsidiaries, including: Fulton Insurance Services Group, Inc. (which operates an insurance agency selling life insurance and related insurance products); Fulton Financial Realty Company (which owns or leases certain properties on which branch and operational facilities are located); Fulton Reinsurance Company, Ltd. (which reinsures credit life, health and accident insurance that is directly related to extensions of credit by subsidiary banks of Fulton); Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership interests, principally in low- to moderate-income and elderly housing projects); and FFC Management, Inc. (which holds certain investment securities and corporate-owned life insurance policies).

RSVP, Date, Time and Place of Meeting

     The Annual Meeting will be held on Monday, April 29, 2013, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania.

     You are cordially invited to attend the Annual Meeting, but, in order for Fulton to plan and prepare for the proper number of shareholders, if you plan on attending, please RSVP and confirm that you will attend by completing and returning the postcard enclosed. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m. Shareholders are encouraged to arrive early. Public parking is available in downtown Lancaster. For a list of parking locations, please consult the Lancaster Parking Authority web site at www.lancasterparkingauthority.com, or consult the information in the Annual Meeting Invitation and Reservation Form. Each shareholder may be asked to present valid picture identification, such as a driver’s license, and some proof of share ownership. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to dismissal from the Annual Meeting. In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date or location, Fulton will make an announcement, issue a press release or post information at www.fult.com to notify shareholders as appropriate.

     This proxy statement relates to the Annual Meeting of shareholders on April 29, 2013. Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on March 1, 2013 (the “Record Date”), their authorized representatives and guests of Fulton.

Shareholders Entitled to Vote and Attend Meeting

     Only those shareholders of record as of the Record Date shall be entitled to receive notice of, attend, and to vote at, the Annual Meeting.

Purpose of Meeting

     Fulton shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of eleven (11) director nominees to serve for one-year terms; (ii) the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers; (iii) the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan; (iv) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013; and (v) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Solicitation of Proxies

     This proxy statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Monday, April 29, 2013, and any adjournments or postponements thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Fulton has engaged AST Phoenix Advisors, a division of American Stock Transfer & Trust Company, LLC, to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The fee for such services is estimated at $7,000, plus reimbursement for reasonable research, distribution and mailing costs.

Revocability and Voting of Proxies

     The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary or Assistant Corporate Secretary of Fulton, at any time before the proxy is voted at the Annual Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the eleven (11) director nominees identified in this proxy statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, FOR the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton as permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

     Shares held for the account of employees of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), will be voted by Fulton Financial Advisors, a division of Fulton Bank, N.A., as plan trustee (“Plan Trustee”) in accordance with the instructions of each participant as set forth in the separate voting instruction card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by April 25, 2013.

Voting Your Shares Held in Street Name

     If you hold your shares in street name with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares voted on the election of directors (Proposal 1 of this proxy statement), on the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers (Proposal 2 of this proxy statement) and on the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan (Proposal 3 of this proxy statement). If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Proposals 2 and 3 of this proxy statement, no votes will be cast on your behalf for the election of directors or Proposals 2 and 3. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Corporation’s independent auditor (Proposal 4 of this proxy statement) and other matters that your bank or broker considers routine. If you are a registered shareholder of record who holds stock in certificates or book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Voting of Shares and Principal Holders Thereof

     At the close of business on the Record Date, Fulton had 194,502,859 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding. As of the Record Date, 2,655,099 shares of Fulton common stock were held by Fulton Financial Advisors, a division of Fulton Bank, N.A., as the Plan Trustee or as a trustee for certain trust customers, or as guardian of the estate of a minor or an incompetent. The shares held in this manner, in the aggregate, represent approximately 1.36 percent of the total shares outstanding. Shares that are held in the 401(k) Plan, shares for which Fulton Financial Advisors is a co-trustee and shares for which Fulton Financial Advisors serves as sole trustee of a revocable trust will not be voted unless they are voted by the 401(k) Plan Participant, another co-trustee or the settlor of the revocable trust. For those shares where Fulton Financial Advisors is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent, it will vote to abstain on all proposals.

     A majority of the outstanding common stock present in person or by proxy at the Annual Meeting constitutes a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by broker non-votes 1 as present for purposes of determining a quorum.

     Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

     In the case of the election of directors, the eleven (11) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one year. The affirmative vote of a majority of the common shares represented and voting at the Annual Meeting is required for approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, the Amended and Restated Equity and Cash Incentive Compensation Plan and the ratification of Fulton’s independent auditor.

____________________

1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

     Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting for determining the presence of a quorum, but will not be counted as votes cast on the election of directors, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, the Amended and Restated Equity and Cash Incentive Compensation Plan, or the ratification of Fulton’s independent auditor. Abstentions and broker non-votes will have no effect on the director election, the non-binding Say-on-Pay resolution concerning executive compensation, the Amended and Restated Equity and Cash Incentive Compensation Plan, or the ratification of Fulton’s independent auditor, since only votes cast will be counted.

     To the knowledge of Fulton, on the Record Date, no person or entity owned of record or beneficially more than five percent of the outstanding common stock of Fulton, except those listed on page 12 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the election of the eleven (11) director nominees identified in this proxy statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, FOR the approval of the Amended and Restated Equity and Cash Incentive Compensation Plan and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013.

Shareholder Proposals

     Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement and proxy for the 2014 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than November 27, 2013. Any shareholder proposal not received at Fulton’s principal executive offices by February 10, 2014, which is 45 calendar days before the one year anniversary of the date Fulton released the previous year’s annual meeting proxy statement to shareholders, will be considered untimely and, if presented at the 2014 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act. All shareholder proposals must comply with Rule 14a-8 under the Exchange Act, as well as Fulton’s Bylaws.

     Generally, under Fulton’s Bylaws a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words in accordance with applicable Securities and Exchange Commission (the “SEC”) rules. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2014 Annual Meeting. The shareholder, or a qualified representative, must attend the 2014 Annual Meeting in person to present the proposal. The shareholder must also continue to hold the applicable amount of Fulton common stock through the date of the 2014 Annual Meeting.

Contacting the Board of Directors

     Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

     Fulton has had a written code of conduct (the “Code of Conduct”) since the early 1980’s that governs the conduct of its directors, officers and employees. Fulton provides the Code of Conduct to each director, officer and employee when starting their position, and they are required to annually acknowledge their review of the Code of Conduct. In 2011, the Code of Conduct was updated to clarify the requirement to promptly report actual or suspected Code of Conduct violations directly to management, Human Resources or on EthicsPoint, a third-party reporting system to facilitate the confidential and anonymous reporting of actual or suspected Code of Conduct violations, and other minor revisions. In 2012, minor updates were made to the Code of Conduct to expressly state Fulton’s commitment to those reporting potential Code of Conduct violations that Fulton will not retaliate against individuals making good faith reports. A table of contents listing each section and subsection of the Code of Conduct was added to help users identify and locate topics within the Code of Conduct. In addition, the Social Media section was updated, along with other minor revisions. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code of Conduct is also posted and available on Fulton’s website at www.fult.com.

Corporate Governance Guidelines

     Fulton has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) board size; (2) director qualifications; (3) service on other boards and director change in status; (4) meeting attendance and review of meeting materials; (5) director access to management and independent advisors; (6) designation of a lead director; (7) executive sessions; (8) Chief Executive Officer (“CEO”) evaluation and succession planning; (9) board and committee evaluations; (10) stock ownership guidelines; (11) communications by interested parties; (12) board and committee minutes; (13) codes of conduct; and (14) disclosure and update of the Governance Guidelines. A copy of the Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The Governance Guidelines were last updated on June 19, 2012, principally to expand the director qualification section. Changes were also made to state that, although Fulton generally considers diversity in business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates, Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process; to permit the Chairman of the Board or Committee Chair to excuse a meeting absence and to clarify that compliance with stock ownership guidelines will be evaluated as of December 31 of the relevant year; and other minor revisions. The Governance Guidelines are available on Fulton’s website at www.fult.com.

SELECTION OF DIRECTORS

General Information

     The Bylaws of Fulton provide that the Board of Directors shall consist of not less than five (5) nor more than thirty-five (35) persons and that the Board of Directors shall determine the number of directors. Pursuant to Fulton’s Bylaws, as amended, all nominees elected to the Board of Directors are elected for one-year terms.

     A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

     Fulton’s Bylaws limit the age of director nominees, and no person shall be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. In addition, Fulton has adopted a Voluntary Resignation Policy for Non-Management Directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board may be substantially impaired. Circumstances that trigger this provision include, but are not limited to: a director failing to attend at least 62.5% of meetings without a valid excuse and, unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by any of Fulton’s affiliate banks for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty or more days past due, or restructured; b) assigned a risk rating of substandard or less; or c) not in material compliance with Federal Reserve Regulation O (12 CFR 215). While the policy sets forth events which might cause a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Procedure for Shareholder Nominations

     Section 3 of Article II of the Fulton Bylaws requires shareholder nominations of director candidates to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC under the Exchange Act. For the 2014 Annual Meeting this deadline date is February 10, 2014. Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are subject to the same standard of review as nominees of Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications and Board Diversity

     In considering any individual nominated for board membership, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education, community and charitable activities, and the individual’s familiarity with a market or markets in which Fulton is located or is seeking to locate, or with a market that is similar to those in which Fulton is located or is seeking to locate. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. In 2004, the Board of Directors formed the Nominating and Corporate Governance Committee of the Board, whose members are independent in accordance with the NASDAQ listing standards. The charter for the Nominating and Corporate Governance Committee is posted and available on Fulton’s website at www.fult.com. The Nominating and Corporate Governance Committee is responsible for recommending director nominees to the Board of Directors and for the Governance Guidelines. Information on the experience, qualifications, attributes or skills of Fulton’s directors and nominees is described under “Director and Nominee Biographical Information” below.

ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

     For the 2013 Annual Meeting, the Board of Directors has fixed the number of directors at eleven (11). Pursuant to Fulton’s Bylaws, as amended, nominees to the Board of Directors are elected for one-year terms. The Board of Directors has nominated the following eleven (11) people for election to the Board of Directors for a term of one year:

2013 Director Nominees

Joe N. Ballard	John M. Bond, Jr.	Craig A. Dally
Denise L. Devine	Patrick J. Freer	George W. Hodges
Albert Morrison III	R. Scott Smith, Jr.	Gary A. Stewart
Ernest J. Waters	E. Philip Wenger

     Each of the above nominees is presently a director of Fulton. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2013 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director, if elected.

Vote Required

     The eleven (11) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote FOR the election of the eleven (11) director nominees identified in this proxy statement to serve for one-year terms.

Information about Nominees, Directors and Independence Standards

     Information concerning the experience, qualifications, attributes or skills of the eleven (11) persons nominated by Fulton for election to the Board of Directors of Fulton at the 2013 Annual Meeting is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

     Fulton is a NASDAQ listed company and follows the NASDAQ listing standards for board of directors and committee independence. At a meeting in December 2012, the Board of Directors determined that nine (9) of Fulton’s eleven (11) director nominees are independent, and eleven (11) of Fulton’s current fourteen (14) directors are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Ballard, Bond, Dally, Devine, Freer, Fulton, Hodges, Lesher, Morrison, Stewart and Waters met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment. Directors Fulton and Lesher will be retiring at the 2013 Annual Meeting. In addition, members of the Audit Committee and the Human Resources Committee (the “HR Committee”) of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee, or the HR Committee, as applicable. In reviewing director independence, the Board of Directors considered the relationships and other arrangements, if any, of each director, including Fulton’s relationship with the law firm with which Director Albertson is a partner. Director Albertson is also retiring at the 2013 Annual Meeting. The other types of relationships and transactions that were reviewed and considered are more fully described in “Related Person Transactions” on page 18.

     Director and Nominee Biographical Information

     The following information regarding each director nominee’s background, experience, qualifications, attributes or skills represents the information that led Fulton to conclude that these persons should serve as a director of Fulton.

JOE N. BALLARD (Independent Director), age 71.

Director of Fulton since January 2011 and The Columbia Bank since 2006. Mr. Ballard is the President and CEO of The Ravens Group, Inc., a management and staffing firm headquartered in Maryland.

As a chief executive officer and a retired military officer who held various command assignments, Director Joe N. Ballard, LTG, US Army (Ret.) adds broad management, business, financial and leadership expertise to the Fulton Board. His last military assignment was the 49th Chief of Engineers and Commander for the US Army Corps of Engineers from 1996 to 2000. LTG Ballard was also recognized as the 1998 Black Engineer of the Year by the Council of Deans of Historically Black Colleges and Universities and the Career Communications Group. In addition, he has extensive knowledge of Fulton’s Maryland and Virginia markets. Mr. Ballard is a member of Fulton’s Human Resources Committee and a member of Fulton’s Nominating and Corporate Governance Committee.

JOHN M. BOND, JR. (Independent Director), age 69.

Director of Fulton since 2006 and The Columbia Bank since 1988. Mr. Bond serves as a Director of the Federal Home Loan Bank of Atlanta, 2005 to present. He was a Director of Columbia Bancorp from 1987 to 2006 when Columbia Bancorp merged with Fulton and retired as Chief Executive Officer of The Columbia Bank in 2006. He was the former Chairman of the Maryland Bankers Association, 2001 to 2002, and serves as a Trustee of Goucher College 1997 to present. Mr. Bond is admitted and licensed to practice law in New York.

Mr. Bond offers Fulton’s Board of Directors years of bank executive management and financial expertise, strong knowledge of the financial services industry and knowledge of the suburban markets near Baltimore and Washington DC as well as northern Virginia. Mr. Bond also brings a focused historical perspective to the Fulton Board with his prior corporate governance experience and having held leadership positions at an entity acquired by Fulton. Mr. Bond serves as Chair of Fulton’s Audit Committee and as a “financial expert,” as defined by SEC regulations. He is also a member of the Fulton’s Executive Committee and a member of Fulton’s Risk Management Committee.

CRAIG A. DALLY (Independent Director), age 56.

Director of Fulton since 2000 and Lafayette Ambassador Bank since 1990. Mr. Dally is a Judge for the Third Judicial District of Pennsylvania, 2010 to present. He is admitted and licensed to practice law in Pennsylvania and a former partner of Pierce & Dally, LLP (law firm). He previously served as a member of the Pennsylvania House of Representatives, District 138, from 1996 to 2010 and is a former Director of the Pennsylvania Higher Education Assistance Agency, 2007 to 2010. He serves as a Director of Nazareth Area YMCA, 1993 to present; Courtney Anne Diacont Memorial Foundation, 2010 to present; and Two Rivers Health and Wellness Foundation, 2003 to present.

Mr. Dally brings unique knowledge and expertise to Fulton’s Board of Directors that he gained as a director of Lafayette Ambassador Bank, a member of the Pennsylvania House of Representatives, a Director of the Pennsylvania Higher Education Assistance Agency, a judge, a law firm partner and his leadership role in various philanthropic endeavors in the Lehigh Valley. Mr. Dally serves as Chair of Fulton’s Human Resources Committee and is a member of Fulton’s Executive Committee and Vice Chair of Fulton’s Nominating and Corporate Governance Committee.

DENISE L. DEVINE (Independent Director), age 57.

Director of Fulton since 2012. Ms. Devine is the founder and has been the Chief Executive Officer of Nutripharm, Inc. since 1997, a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. She is also founder and CEO of a related company, Froose Brands, LLC, which is dedicated to developing and marketing convenient and natural beverage and snack solutions for the healthy growth and development of children. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Since 2006, Ms. Devine has served on the Board of Trustees of Villanova University and is currently the Chair of the Villanova University Audit and Risk Committees. She has also served as a member of the Board of Lourdes Health System since 2010.

Ms. Devine has substantial management, business and finance experience which adds valuable outside experience to Fulton’s Board of Directors and its committees. Ms. Devine serves as a member of Fulton’s Audit Committee and a member of Fulton’s Human Resources Committee.

PATRICK J. FREER (Independent Director), age 63.

Director of Fulton since 1996. Mr. Freer was a Director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007. He is the President of Strickler Insurance Agency, Inc. (insurance broker) and a Certified Insurance Counselor.

Mr. Freer brings to the Fulton Board of Directors an extensive knowledge of insurance, investments, finance and risk management as well as valuable knowledge of Fulton through his tenure of more than fifteen (15) years on its Board of Directors and as a bank director from 1980 to 2007. Mr. Freer has long been an active member in his community helping with numerous capital campaigns and community projects. Mr. Freer has been a board member of the American Cancer Society, Lebanon County Economic Development Authority, Center of Lebanon Association and the Lebanon County Mental Health Association and has served as past president of the Lebanon Valley Sertoma Club and Lebanon County Christian Ministries. Mr. Freer serves as Vice Chair of Fulton’s Human Resources Committee and is a member of Fulton’s Nominating and Corporate Governance Committee.

GEORGE W. HODGES (Independent Director), age 62.

Director of Fulton since 2001 and currently serves as Lead Director of Fulton. Mr. Hodges was a Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001, and has served on the Board of Directors of Fulton Bank since 2012. He has been a Director of York Water Company from 2000 to present (NASDAQ:YORW), Director of The Wolf Organization, Inc. from 2008 to present (regional distributor and sourcing company of kitchen and bath products and specialty building products), a Director of Burnham Holdings, Inc. from 2006 to present, the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications, and has served on the boards of various for profit, non-profit and community organizations. Mr. Hodges served as non-executive Chairman of the Board of The Wolf Organization from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2008. He has also served as a Director of Topflight Corp. from 2008 to present, Adhesive Research Inc. from 2010 to present and Conductive Technologies, Inc. from 2010 to present (three related private industrial companies that manufacture labels, shrinkable film, conductive printing, and converted parts).

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and his service on other boards. His extensive business experience, financial expertise, and background are also invaluable for Fulton’s Audit Committee where he serves as Vice Chair and as a “financial expert,” as defined by SEC regulations. Mr. Hodges also serves as Chair of Fulton’s Executive Committee and is a member of Fulton’s Human Resources Committee.

ALBERT MORRISON III (Independent Director), age 66.

Director of Fulton since 2012. Mr. Morrison is the Chairman of the Board of Burnham Holdings, Inc., the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications. Mr. Morrison was elected as a director of Burnham in 1986, became President and Chief Executive Officer of Burnham in 1988 and has served as Chairman since 2002. Mr. Morrison retired as Chief Executive Officer effective in April 2012 after thirty-eight years of service with Burnham Holdings, Inc.

As a long-time CEO and director of a manufacturing company, Mr. Morrison brings extensive business, financial, acquisition and human resources skills to Fulton’s Board of Directors and its Audit Committee where he serves as a member. Mr. Morrison also serves as Chair of Fulton’s Risk Management Committee.

R. SCOTT SMITH, JR., age 66.

Director of Fulton since 2001. Mr. Smith is the retired Chairman of the Board and Chief Executive Officer of Fulton. He served as Chairman of the Board and Chief Executive Officer from January 2006 to December 2012 and also served as a Director of Fulton Bank from 1993 to 2002. He has been a Director of The Federal Reserve Bank of Philadelphia from 2010 to present and a member of the Federal Advisory Council to the Federal Reserve Board, Washington, DC from 2008 to 2010. Mr. Smith was a Director of the American Bankers Association from 2006 to 2009, was employed by Fulton from 1978 to 2012 in various positions and worked in financial services since 1969.

Mr. Smith’s various management roles during his over thirty years of service in banking give him a broad understanding of the financial services industry, Fulton’s operations, corporate governance matters and the leadership experience qualifying him to serve on the Fulton Board of Directors. Mr. Smith serves as a member of Fulton’s Risk Management Committee.

GARY A. STEWART (Independent Director), age 65.

Director of Fulton since 2001. Mr. Stewart is a Director of The Stewart Companies (manufacturing holding company), Vice President of Apple Automotive Group, Inc., a Partner of Stewart Properties (real estate developer), President of Aspen Equity Group LLC (real estate) and has served on the boards of various for profit, non-profit and community organizations. He was a Director of York Bank & Trust Company from 1981 to 1998, and was a Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001.

Mr. Stewart has relevant business experience and bank board service qualifying him for service as a member of the Board of Directors that includes extensive experience in real estate acquisition, development, finance and management. Mr. Stewart serves as Vice Chair of Fulton’s Executive Committee and Chair of Fulton’s Nominating and Corporate Governance Committee, and is a member of Fulton’s Risk Management Committee.

ERNEST J. WATERS (Independent Director), age 63.

Director of Fulton since 2012 and has served as a Director of Fulton Bank, N.A. since 2011. Mr. Waters retired from Metropolitan Edison, a FirstEnergy company, in 2009, where he served as the Area Vice President and Area Manager. Mr. Waters joined the FirstEnergy companies (an investor-owned utility) in 1976 and held various positions in Auditing and Marketing during his tenure. He also served as an expert accounting witness in setting rates before the Pennsylvania Public Utility Commission. Prior to joining the FirstEnergy companies, Mr. Waters was a public accountant and business consultant in Philadelphia. He is a former certified public accountant and holds an MBA from the University of Pittsburgh. Since 2007, Mr. Waters has served on the Board of Directors of the York Water Company (NASDAQ: YORW) where he chairs their Compensation Committee and is a member of the Governance Committee. In addition, Mr. Waters has served at leadership and committee levels with numerous community and non-profit organizations. He is the past Chairman of the Board of York Hospital and is currently a member of the Board, a member of the Executive Committee and chairs the Audit Committee for Wellspan Health, York Hospital’s parent company.

Mr. Waters has business, regulatory, leadership, board service and accounting expertise that brings valuable perspectives to Fulton’s Board of Directors, and Fulton’s Audit Committee and Fulton’s Risk Management Committee where he serves as a member.

E. PHILIP WENGER, age 55.

Director of Fulton since 2009. Mr. Wenger became Chairman of the Board, President and Chief Executive Officer of Fulton effective on January 1, 2013. He previously served as President and Chief Operating Officer of Fulton from 2008 to 2012, a Director of Fulton Bank from 2003 to 2009, Chairman of Fulton Bank from 2006 to 2009 and has been employed by Fulton in a number of positions since 1979.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems. Mr. Wenger serves as a member of Fulton’s Executive Committee.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

     The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by each director and nominee, and the named executive officers discussed in this proxy statement, Messrs. Smith, Wenger, Nugent, Shreiner and Roda (the “Named Executive Officers” or “Executives” and individually an “Executive”). Except as to the beneficial owners and other principal holders listed below, to the knowledge of Fulton, no person or entity owned of record or beneficially on the Record Date more than five percent of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each nominee and director or the Executives are held individually by the person. The directors, nominees and the Executives of Fulton, as a group, owned of record and beneficially 3,684,187 1 shares of Fulton common stock, representing 1.88 percent of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

		Number of
		Common Shares
Name of		Beneficially		Percent of
Beneficial Owner	Title	Owned 1 2 3		Class
Jeffrey G. Albertson	Director [4]	241,222	[5]	*
John M. Bond, Jr.	Director and Nominee	499,270	[6]	*
Joe N. Ballard	Director and Nominee	14,206	[7]	*
Craig A. Dally	Director and Nominee	169,724	[8]	*
Denise L. Devine	Director and Nominee	1,000	[9]	*
Patrick J. Freer	Director and Nominee	93,008	[10]	*
Rufus A. Fulton, Jr.	Director [11]	277,223	[12]	*
George W. Hodges	Director and Nominee	33,060	[13]	*
Donald W. Lesher, Jr.	Director [14]	146,884	[15]	*
Albert Morrison III	Director and Nominee	16,939	[16]	*
Charles J. Nugent	Senior Executive Vice President and
	Chief Financial Officer	475,088	[17]	*
Craig A. Roda	Senior Executive Vice President	183,927	[18]	*
James E. Shreiner	Senior Executive Vice President	365,000	[19]	*
R. Scott Smith, Jr.	Director and Nominee	628,264	[20]	*
Gary A. Stewart	Director and Nominee	188,630	[21]	*
Ernest J. Waters	Director and Nominee	125		*
E. Philip Wenger	Director, Nominee, Chairman of the Board
	President and Chief Executive Officer	350,618	[22]	*

Total Ownership	Directors, Nominees and Executives as a Group
	(17 Persons)	3,684,187		1.88%

Other Principal Holders
BlackRock,Inc.	N/A	10,435,882	[23]	5.24%
40 East 52nd Street
New York, NY 10022

State Street Corporation	N/A	11,593,934	[24]	5.80%
One Lincoln Center
Boston, MA 02111

The Vanguard Group	N/A	10,334,498	[25]	5.19%
100 Vanguard Blvd.
Malvern, PA 19355

Janus Capital	N/A	12,943,939	[26]	6.5%
Management LLC
151 Detroit Street
Denver, Colorado 80206
____________________

1 Includes 1,056,980 shares issuable upon the exercise of vested stock options and 297,023 shares of unvested restricted stock, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by directors and Executives as a group.

2 As of the Record Date, none of the listed individuals had pledged Fulton stock except for Mr. Stewart, who has pledged 74,755 shares in connection with a collateral account with his broker related to a line of credit with the same broker.

3 Fulton has established stock ownership guidelines for Fulton directors and certain officers. Achievement of the levels of ownership required by the stock ownership guidelines is reviewed and determined annually based on the closing price of Fulton stock on December 31. Targeted ownership for directors is $100,000 in fair market value of Fulton common stock. For Executive officers, the targeted stock ownership differs by position. The Chief Executive Officer is required to acquire shares with a fair market value of 2 times his annual base salary, the President and the Chief Financial Officer are required to acquire shares with a fair market value of 1.5 times their respective annual base salary, and certain other officers are required to acquire shares with a fair market value of 1 times their annual base salary. In the case of newly-appointed or elected directors and officers, the required level of stock ownership may be achieved over a period of time, i.e., five (5) years in the case of directors and three (3) years in the case of Executives and compliance is determined at the calendar year end of which the respective five or three year period following appointment or election. As of December 31, 2012, all of Fulton’s directors and Executives had satisfied the stock ownership guidelines, except Director Devine, Director Waters and Mr. Roda. Directors Devine and Waters are required to achieve the targeted stock ownership level by December 31, 2017. Mr. Roda is required to achieve the targeted stock ownership level by December 31, 2014.

4 Mr. Albertson will be retiring as a Director of Fulton effective with the 2013 Annual Meeting.

5 Mr. Albertson’s ownership includes 1,939 shares of unvested restricted stock, 19,317 shares held in an IRA and 126,505 shares held jointly with his spouse. Also includes 11,555 shares held solely by his spouse and 940 shares in his spouse’s IRA.

6 Mr. Bond’s ownership includes 1,939 shares of unvested restricted stock, 78,728 shares which may be acquired pursuant to the exercise of vested stock options and 136,723 shares held solely by his spouse.

7 Mr. Ballard’s ownership includes 1,939 shares of unvested restricted stock and 1,442 shares held jointly with his spouse. Also includes 10,825 shares held solely by his spouse.

8 Mr. Dally’s ownership includes 1,939 shares of unvested restricted stock, 11,923 shares held in an IRA, 2,065 shares held jointly with his spouse, 9,438 shares held as custodian for his daughter and 9,393 shares held by his daughter.

9 Ms. Devine’s 1,000 shares are held jointly with her spouse.

10 Mr. Freer’s ownership includes 1,939 shares of unvested restricted stock, 89,817 shares held jointly with his spouse and 310 shares held solely by his spouse.

11 Mr. Fulton will be retiring as a Director of Fulton effective with the 2013 Annual Meeting.

12 Mr. Fulton’s ownership includes 1,939 shares of unvested restricted stock and 8,232 shares held solely by his spouse. Mr. Fulton disclaims any beneficial ownership in the 8,232 shares held by his spouse. Also includes 69,146 shares held in Fulton’s 401(k) Plan.

13 Mr. Hodges’ ownership includes 1,939 shares of unvested restricted stock.

14 Mr. Lesher will be retiring as a Director of Fulton effective with the 2013 Annual Meeting.

15 Mr. Lesher’s ownership includes 1,939 shares of unvested restricted stock, 11,091 shares held in an IRA, 45,099 shares held jointly with his spouse and 5,426 shares held solely by his spouse.

16 Mr. Morrison’s ownership includes 1,939 shares of unvested restricted stock.

17 Mr. Nugent’s ownership includes 31,079 shares held in Fulton’s 401(k) Plan, 91,583 shares of unvested restricted stock, 11,394 shares held in an IRA and 242,714 shares which may be acquired pursuant to the exercise of vested stock options. Mr. Nugent’s ownership includes 54,728 shares held solely by his spouse.

18 Mr. Roda’s ownership includes 34,569 shares of unvested restricted stock, 113,456 shares which may be acquired pursuant to the exercise of vested stock options, 16,265 shares in Fulton’s ESPP and 8,650 shares held jointly with his spouse.

19 Mr. Shreiner’s ownership includes 105,840 shares held jointly with his spouse, 79,622 shares of unvested restricted stock and 165,595 shares which may be acquired pursuant to the exercise of vested stock options.

20 Mr. Smith’s ownership includes 139,474 shares held jointly with spouse, 16,539 shares held in an IRA, and 290,892 shares which may be acquired pursuant to the exercise of vested stock options.

21 Mr. Stewart’s ownership includes 1,939 shares of unvested restricted stock, 89,635 shares held in a grantor retained annuity trust and 89,283 shares held by The Stewart Foundation. Mr. Stewart disclaims beneficial ownership of any of The Stewart Foundation shares beyond his pro rata interest.

22 Mr. Wenger’s ownership includes 37,625 shares held jointly with his spouse, 71,858 shares of unvested restricted stock, 58,425 shares held in Fulton’s 401(k) Plan and 165,595 shares which may be acquired pursuant to the exercise of vested stock options. Also includes 2,671 shares held in Fulton’s 401(k) Plan by his spouse and 502 shares held by Mr. Wenger as custodian for his children.

23 This information is based solely on a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc., which reported sole voting power and sole dispositive power as to 10,435,882 shares, as of December 31, 2012.

24 This information is based solely on a Schedule 13G filed with the SEC on February 11, 2013 by State Street Corporation, which reported shared voting power and shared dispositive power as to 11,593,934 shares, as of December 31, 2012.

25 This information is based solely on a Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group, which reported sole voting power and sole dispositive power as to 10,200,763 shares, and shared voting power and shared dispositive power as to 133,735 shares, as of December 31, 2012.

26 This information is based solely on a Schedule 13G filed with the SEC on February 14, 2013 by Janus Capital Management LLC, which reported shared voting power and shared dispositive power as to 12,943,939 shares, as of December 31, 2012. The Schedule 13G filed with the SEC also noted that Janus Capital has a direct 95.67% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH were aggregated for purposes of this filing.

INFORMATION CONCERNING DIRECTORS

Meetings and Committees of the Board of Directors

     There were ten (10) regular and special meetings of the Board of Directors of Fulton and forty-two (42) meetings of the standing committees of the Board of Directors of Fulton during 2012. No director attended fewer than 75% of all meetings of the Board of Directors, all of the meetings of the board committees on which a director served, or the aggregate number of meetings of the Board of Directors and of the board committees on which he or she served in 2012.

     The Board of Directors of Fulton has the following standing committees: Audit, Executive, Human Resources, Nominating and Corporate Governance and Risk Management. The following table represents the membership on each Fulton committee as of the date of this proxy statement:

	Audit	Executive	Human	Nominating and	Risk
			Resources	Corporate	Management
Governance
Jeffrey G. Albertson					Member
Joe N. Ballard [1]			Member	Member
John M. Bond, Jr. 1 2	Chair	Member			Member
Craig A. Dally [1]		Member	Chair	Vice Chair
Denise L. Devine [1]	Member		Member
Patrick J. Freer [1]			Vice Chair	Member
Rufus A. Fulton, Jr. [1]					Vice Chair
George W. Hodges 1 2 3	Vice Chair	Chair	Member
Donald W. Lesher, Jr. [1]	Member		Member
Albert Morrison III [1]	Member	Member			Chair
R. Scott Smith, Jr.					Member
Gary A. Stewart [1]		Vice Chair		Chair	Member
Ernest J. Waters [1]	Member				Member
E. Philip Wenger		Member			Ex-officio Member [4]

1-Independent Director	2-Audit Committee Financial Expert	3-Lead Director	4-Ex-officio member per bylaws

Human Resources Committee Interlocks and Insider Participation

     Fulton maintains a HR Committee, and its membership consists only of independent directors. All members of the HR Committee meet the independence requirements of the NASDAQ listing standards. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” on page 22. There are no interlocking relationships, as defined in applicable SEC regulations, involving members of the HR Committee. Certain directors may have indirect relationships described in “Related Person Transactions” on page 18. The HR Committee is responsible for, among other things, recommending the compensation and equity awards for the Executives to the Board of Directors, administration of Fulton’s ESPP and the 401(k) Plan, approving employment agreements for non-executive officers of Fulton and fulfilling other broad-based human resources duties. The HR Committee met a total of eleven (11) times in 2012. The HR Committee is governed by a formal charter, which was last amended in October 2009, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

     All members of the Audit Committee meet the independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC. Directors Bond and Hodges have been determined to qualify, designated by the Board, and agreed to serve, as an Audit Committee’s “financial expert” as defined by the SEC regulations. Director Hodges has served as a “financial expert” of Fulton since 2008, and Director Bond was designated as an additional “financial expert” by Fulton’s Board in 2013. The Audit Committee met fourteen (14) times during 2012. The Audit Committee is governed by a formal charter, which was last amended in December 2011, and which is available on Fulton’s website at www.fult.com. The Audit Committee’s pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include, among other things: sole authority to appoint or replace the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing periodic reports from the loan review function; reviewing and approving related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters, and certain risk management matters as outlined in the Audit Committee Charter. In addition, with respect to any bank subsidiary of the Corporation that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee, in carrying out its responsibilities, will also satisfy the obligations imposed on such bank subsidiary relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations.

     All the members of the Nominating and Corporate Governance Committee meet the independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met eight (8) times during 2012. The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors the nominees for election to the Board of Directors and assisting the Board of Directors with corporate governance matters including, but not limited to, the review and approval of all additions, deletions or changes to the Code of Conduct, Corporate Governance Guidelines and the responsibility for guidelines and procedures to be used by directors in completing board evaluations used in monitoring and evaluating the performance of the Board of Directors and committees. The Nominating and Corporate Governance Committee also has the primary responsibility for determining annually the compliance of Fulton’s directors and Executives with the Corporation’s stock ownership guidelines. The Nominating and Corporate Governance Committee operates pursuant to its charter, which was last amended in June 2010, and is available on Fulton’s website at www.fult.com.

     The Executive Committee met one (1) time during 2012. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

     The Risk Management Committee met eight (8) times during 2012. The Risk Management Committee is responsible for providing oversight of the risk management function of the Corporation, including its policies, procedures and practices relating to management of credit risk, market risk, liquidity risk, operational risk, compliance risk, legal risk, reputation risk and strategic risk.

Board’s Role in Risk Oversight

     Although Fulton’s Risk Management Committee is primarily responsible for overseeing the management of Fulton’s risks, the Board continues to regularly review information regarding Fulton’s exposure to credit risk, market risk, liquidity risk, operational risk, compliance risk, legal risk, reputation risk, and strategic risk, as well as Fulton’s strategies and tactics to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee shares with the Risk Management Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters. While each of Fulton’s committees are responsible for evaluating certain risks, Fulton’s Risk Management Committee is primarily responsible for overseeing the management of such risks for Fulton, and the entire Board of Directors is regularly informed through committee reports and review of committee meeting minutes about such risks.

     The Board also utilizes Fulton’s Chief Risk Officer and other members of Fulton’s Enterprise Risk Management Committee, which is Fulton’s officer-level risk management committee, to oversee and manage emerging risks and report to the Board and the Risk Management Committee on those risks. This officer-level risk management committee provides additional oversight for Fulton’s risk management and compliance programs. In addition, in October 2012 Fulton’s Board adopted revised formal Risk Vision and Risk Appetite Statements which set forth both the qualitative and quantitative parameters within which Fulton will pursue its growth strategies. These documents also outline the general framework within which Fulton manages risk in the context of Fulton’s primary core values and its management philosophy, which seeks to balance the interests of Fulton’s shareholders, customers, employees and the communities that it serves. These core values are embedded in Fulton’s corporate strategic plan and its management philosophy and guide the actions of the Board and Fulton’s management and employees. Fulton’s risk appetite is centered on Fulton’s objective to maintain a strong financial condition throughout all economic cycles. Fulton’s Board and the different committees that monitor risk continue to assess and manage risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of credit, market, liquidity, operational, legal, compliance, reputation and strategic risk, and providing for reporting to management and the Board. Fulton’s key risk indicator targets reflect Fulton’s commitment to strong asset quality and liquidity with ready access to external funding at competitive rates. Finally, Fulton engages in ongoing risk assessment and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

Lead Director and Fulton’s Leadership Structure

     Director Hodges currently serves as Fulton’s Lead Director and is the independent chair of the Executive Committee. The Board has made a determination that a structure that includes a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board designates for a term of at least a year, and publicly discloses in the Fulton proxy statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and have the authority to call meetings of the independent directors.

     Similar to many public companies, the leadership structure of Fulton combines the positions of Chairman and Chief Executive Officer. This structure permits the Chief Executive Officer to manage the Corporation’s daily operations and provides a single voice for the Corporation when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts as a counterbalancing feature to the combined Chairman and Chief Executive Officer positions, similar to other public companies. In addition, as of the date of this proxy statement, approximately 79% of Fulton’s directors (11 out of 14) are independent under applicable NASDAQ standards, and approximately 82% of the Nominees for election at the 2013 Annual Meeting (9 out of 11), are independent under applicable NASDAQ standards, which provides an appropriate level of independent oversight at Board meetings and executive sessions. Finally, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are all currently, and will continue to be, comprised solely of independent directors.

Executive Sessions

     The independent directors of the Fulton Board of Directors met five (5) times in executive session at which only independent directors were present in 2012. The Chair of the Executive Committee, George W. Hodges, who also served as the Lead Director, conducted these executive sessions of the independent directors of the board.

Annual Meeting Attendance

     Pursuant to Fulton’s Governance Guidelines, attendance in person is expected at the Annual Meeting unless a member of the Board of Directors is excused. All but four (4) members of the Board of Directors, who were each excused by the Chairman, attended the 2012 Annual Meeting.

Director Education and Board Development

     Fulton encourages the directors to attend director education programs as part of its corporate governance and general board education process. These director education programs are in addition to the education and development opportunities that are provided during Fulton Board meetings and seminars. For example, third parties are periodically asked to provide the Board with presentations on governance, the economy and other topics of interest. In addition, Directors Dally and Hodges completed the requirements for the NACD Board Leadership Fellow Program in 2012. As a NACD Fellow, individuals demonstrate their knowledge of the leading trends and practices that define exemplary corporate governance, and commit to developing professional insights through a sophisticated course of ongoing study.

Legal Proceedings

     There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton or in which any such person has a material interest adverse to Fulton.

Related Person Transactions

     Financial Products and Services Some of the current directors and Executives of Fulton, their family members and the companies with which they are associated were customers of, and/or had banking transactions with, Fulton’s subsidiaries during 2012. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by different Fulton subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s subsidiaries to customers.

     Other Transactions Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the other entity and/or arises only from the ownership by such person in the other entity if that ownership is under ten percent, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed.

     During 2012, Fulton had one current director who was associated with a law firm which provided legal services to Fulton or its subsidiaries. The Albertson Law Office, West Deptford, New Jersey, has provided legal services to subsidiaries of Fulton for a number of years, and Fulton expects that this firm may continue to provide services to Fulton or its subsidiaries in the future. Director Albertson is a partner with more than a ten percent interest in the law firm and during 2012, Fulton paid the Albertson Law Office a total of $268,747 in legal fees and expenses related to loan transactions and other matters. Some of these fees and expenses were paid by parties other than Fulton in certain transactions. Director Albertson will be retiring from Fulton’s Board at the 2013 Annual Meeting.

     Fulton considered the above related person transactions with Director Albertson and other related person transactions of other Directors that do not require specific disclosure, when it made the determinations that nine (9) of Fulton’s eleven (11) director nominees, or approximately 82% of its directors, are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Directors and Independence Standards” on page 7 for more information.

     Family Relationships SEC regulations generally require disclosure of any employment relationship or transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2012, there were no family relationships among any of the directors and senior management of Fulton, except for Messrs. Wenger and Roda who are related by marriage and are brothers-in-law. In addition, during 2012, family relationships existed among senior management and some of the approximately 3,570 full-time employees of Fulton and its subsidiaries. These Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

     Related Person Transaction Policy and Procedures Fulton does not have a separate policy specific to related person transactions. Under the Code of Conduct, however, employees and directors are expected to recognize and avoid those situations where personal or financial interests or relationships might influence, or appear to influence, the judgment of the employee or director on matters affecting Fulton. The Code of Conduct also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code of Conduct, directors must provide reasonable notice to Fulton of all new or changed business activities, related person relationships and board directorships.

     In addition, Fulton and its affiliate banks are subject to Federal Reserve Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Each Fulton affiliate bank is required to follow a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and its affiliate banks are examined periodically by different bank regulators and Fulton’s Internal Audit Department for compliance with Regulation O to ensure that internal controls exist within Fulton and its affiliate banks to monitor Fulton’s compliance with Regulation O.

     In accordance with Fulton’s Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to review the terms of, and approve, related person transactions. This responsibility includes reviewing an annual report regarding the related person transactions with each director and Executive during the prior year, if any. At a meeting in February 2013, the Audit Committee reviewed all existing related person transactions involving Fulton’s directors and Executives. The Audit Committee concluded that the loans and other banking services to the directors and Executives of Fulton and their related interests were provided in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with others. The Audit Committee also reviewed all other related person transactions for any potential conflict of interest situations with the directors of Fulton and the Executives, and concluded that there were no conflicts present, and ratified and approved all the transactions reviewed.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires Fulton’s Executives, the principal accounting officer, directors, and any persons owning 10% or more of Fulton’s common stock, to file with the SEC, in their personal capacities, initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Fulton’s proxy statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2012 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, Executives and other officers that no Form 4 or Form 5 for any “late filing” was required to be filed by such persons, Fulton believes that all such statements were timely filed in 2012.

Board and Committee Evaluations

     Pursuant to its charter, the Nominating and Corporate Governance Committee is to review and recommend to the Board guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and committees. The Board of Directors and committees, except the Executive Committee, conduct an annual self-evaluation of the performance of the Board and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2012. The results were compiled by Fulton’s legal department and presented to the Nominating and Corporate Governance Committee in December 2012, and the members of each committee also received a summary report of the results of their committee’s questionnaire. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its December 2012 regular meeting.

Compensation of Directors

     Each member of the Board of Directors of Fulton is paid a retainer fee and meeting fees for his or her services as a director, except that no fee is paid to any director who is also a salaried officer of Fulton. Thus, Messrs. Smith and Wenger did not receive any director fees or additional compensation in 2012 for serving as a member of the Board of Directors. Non-employee directors receive a quarterly retainer of $8,750 in cash. Non-employee directors are also paid a cash fee of $2,000 for each Board of Directors meeting attended and $1,000 in cash for each committee meeting attended on a non-board meeting day, except where the committee meeting is held the day before a monthly Board meeting attended by the director. Directors are paid a cash fee of $2,000 for any special Board of Directors meeting attended.

The chairperson of the Audit Committee is paid a quarterly cash fee of $2,500, and the chairpersons of all other Board committees and the Lead Director are each paid a quarterly cash fee of $1,875. Directors are also paid $1,000 in cash for attendance at Fulton sponsored educational seminars and other meetings attended, but these seminars and meetings are not included for purposes of calculating director attendance rates since they are a voluntary activity.

     Pursuant to the 2011 Directors’ Equity Participation Plan (the “2011 Director Plan”), each non-employee director received $20,000 in shares of restricted stock, rounded up to the next whole share, as a retainer in 2012. The Board approved this award, which was granted on May 1, 2012, and the restricted stock will vest one year from the grant date in accordance with the terms of the 2011 Director Plan. In addition, Fulton’s Board intends to review the annual retainer amounts paid in cash and equity from time to time. An award of in restricted stock is expected to be made after Fulton’s 2013 Annual Meeting to all non-employee directors that are elected at the Annual Meeting.

     Fulton also reimburses directors for certain business and other director related expenses incurred in the performance of their service as directors of Fulton and provides non-employee directors with a $50,000 term life insurance policy while they are directors. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect not to receive their cash director’s fees when earned, but instead, to receive them, together with interest, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The only current non-employee Fulton directors who have previously established accounts to defer fees or had balances from prior years are Directors Albertson and Bond. Certain Fulton directors also serve on the boards of various Fulton subsidiary banks, and these directors are compensated with a retainer, meeting fees or both for their service on each of those individual boards. The following table summarizes all the compensation paid to each Fulton non-employee director who served during 2012.

DIRECTOR COMPENSATION TABLE

Name [1]	Fees	Stock	Option	Non-Equity	Change in	All Other		Total
	Earned	Awards [2]	Awards	Incentive	Pension	Compensation 3 4
	or Paid in			Plan	Value and
	Cash			Compensation	Nonqualified
					Deferred
					Compensation
					Earnings
	($)	($)	($)	($)	($)	($)		($)
Jeffrey G. Albertson	53,000	20,000	0	0	0	13,900	[5]	86,900
Joe N. Ballard	58,000	20,000	0	0	0	12,600	[6]	90,600
John M. Bond, Jr.	66,000	20,000	0 [7]	0	0	13,250	[8]	99,250
Craig A. Dally	65,500	20,000	0	0	0	13,250	[9]	98,750
Denise L. Devine [10]	4,917	0	0	0	0	0		4,917
Patrick J. Freer	65,750	20,000	0	0	0	0		85,750
Rufus A. Fulton, Jr.	58,750	20,000	0	0	0	16,116	[11]	94,866
George W. Hodges	84,000	20,000	0	0	0	17,250	[12]	121,250
Willem Kooyker [13]	4,917	20,000	0	0	0	0		24,917
Donald W. Lesher, Jr.	62,000	20,000	0	0	0	0		82,000
Albert Morison III	64,750	20,000	0	0	0	0		84,750
Gary A. Stewart	58,750	20,000	0	0	0	0		78,750
Ernest J. Waters [14]	4,917	0	0	0	0	20,500	[15]	25,417
____________________

1 Directors listed represent all the non-employee directors of Fulton during 2012. Directors Smith and Wenger, who were compensated as officers of Fulton, did not receive any additional compensation for their service as a director of Fulton. Directors Albertson, Fulton and Lesher are retiring from Fulton effective with the 2013 Annual Meeting.

2 Fulton’s non-employee directors were granted restricted stock as part of their 2012 compensation pursuant to the 2011 Director Plan. This $20,000.00 equity award was granted on May 1, 2012 at a price of $10.555 per share. The award was rounded up to the next whole share of Fulton stock, and the amount shown does not reflect the value of any dividends accrued in unvested restricted stock.

3 Unless otherwise noted, excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.

4 In addition to the fees listed in the table, Fulton also paid $48 per year for an individual $50,000 term life insurance policy for each of the directors during 2012.

5 Represents the annual retainer fee Director Albertson received for service on the Board of Directors of Fulton Bank of New Jersey.

6 Represents the annual retainer fee Director Ballard received for service on the Board of Directors of The Columbia Bank.

7 Fulton directors did not receive options as part of their 2012 compensation; however, as of December 31, 2012, Mr. Bond had 78,728 options exercisable that previously were awarded to him by Columbia Bancorp, which was acquired by Fulton in February 2006.

8 Represents the annual retainer fee Director Bond received for service on the Board of Directors of The Columbia Bank.

9 Represents the annual retainer fee Director Dally received for service on the Board of Directors of Lafayette Ambassador Bank.

10 Effective December 17, 2012, Director Devine joined the Fulton Board of Directors.

11 Includes $11,437 for club fees, $2,340 office use and other perquisites received by Director Fulton during 2012.

12 Represents the annual retainer fee Director Hodges received for service on the Board of Directors of Fulton Bank. N.A.

13 Effective July 17, 2012, Director Kooyker retired from the Fulton Board of Directors.

14 Effective December 17, 2012, Director Waters joined the Fulton Board of Directors.

15 Represents the annual retainer fee Director Waters received for service on the Board of Directors of Fulton Bank, N.A.

INFORMATION CONCERNING COMPENSATION

Compensation Discussion and Analysis

     Executive Summary

     As discussed in detail below, Fulton believes that the compensation of its Executives should reflect Fulton’s overall performance and the contribution of its Executives to that performance. Awards under Fulton’s Variable Compensation Plan (“Variable Plan” or the “VCP”) are determined based on performance goals and the HR Committee’s subjective assessment of the Corporation’s and the Executives’ performance in the preceding year. VCP award values paid to the Executives in 2013 for 2012 scorecard performance ranged from 118% to 121% of the target awards for the individual Executives.

     Fulton made progress on many fronts during 2012. Fulton’s performance in 2012 was characterized by significant earnings improvement, a lower provision for credit losses, a reduced level of nonperforming assets, expense control, growth in non-interest income and an increase in its cash dividend. As outlined in Fulton’s January 2013 earnings release filed as an exhibit to Fulton’s Current Report on Form 8-K filed with the SEC on January 15, 2013, for the year ended December 31, 2012, diluted earnings per share was 80 cents, a 9.6 percent increase from 2011. The provision for credit losses for the year ended December 31, 2012, decreased $41.0 million, or 30.4 percent, compared to 2011 and non-interest income increased $28.9 million or 15.4%, compared to 2011.

     2012 Compensation Program Changes

     Fulton believes that it needs to offer competitive compensation in order to recruit, motivate and retain qualified Executives. To that end, the HR Committee undertook the following compensation program initiatives in 2012:

     Review of Equity Plan

     • In 2012, the HR Committee reviewed the 2004 Stock Option and Compensation Plan (the “2004 Stock Plan”) with its compensation consultant. The HR Committee concluded that it wished to add performance features and other updated equity plan design considerations to ensure that future awards continue to effectively link pay with performance and qualify as fully deductible compensation expense to Fulton for federal income tax purposes. As a result of its review, the HR Committee recommended that an Amended and Restated Equity and Cash Incentive Compensation Plan be adopted and presented to shareholders for approval as Proposal Three on page 51 which provides for awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the IRS Code, and allow Fulton to treat such awards as deductible for income tax purposes.

     Changes to Equity Award Level Determination and Award Date

     • The 2004 Stock Plan defines the total number of shares available for awards each year based on Fulton’s five-year total shareholder return (“TSR”) performance relative to its peer group. For grants made in 2012, Fulton increased its formal target award levels of 75% and 50% of salary for the Chief Executive Officer and the other Executives to 100% and 75%, respectively, of salary for grants made in 2012, in order to increase the proportion of pay contingent on long-term company performance. This change is consistent with and was further supported by a review of peer compensation practices and consultation with its compensation consultant. As a result, Fulton’s TSR performance relative to its peers defines equity award ranges for each Executive relative to the new matrix on page 31, and the HR Committee then recommends grant levels within those ranges based on its assessment of Fulton’s and the Executives’ performance in the preceding year.

     • Beginning with awards granted in 2012, the HR Committee changed the annual award date to April 1, from a July 1 grant date utilized in prior years, so that the long-term incentive (“LTI”) award could be considered by the HR Committee at the same time as the VCP awards based on each Executive’s performance in the preceding year.

     2012 Executive Compensation Decisions

     The HR Committee made the following awards and decisions impacting compensation for the Executives:

     Salaries In 2012, Mr. Smith received a base salary increase of approximately 5.9% ($850,000 to $900,000) and Mr. Wenger received a base salary increase of approximately 19% ($525,000 to $625,000). Messrs. Nugent, Shreiner and Roda each received an increase of approximately 1.9% ($520,000 to $530,000), 6.7% ($375,000 to $400,000) and 1.9% ($363,000 to $370,000), respectively, based on an assessment of performance and to bring them more in line with salaries of comparable executives employed by institutions within Fulton’s peer group. These 2012 salary increases were effective April 1, 2012.

     VCP Awards As in previous years, actual payout levels and awards to the Executives under the Variable Plan for 2012 were determined based on a scorecard which evaluates performance in four categories: Corporate Financial Objectives to Peers; Risk/Control/Liquidity; Superior Customer Experience; and Employee Engagement Objectives.

	% of Target - Determined under
	2012 VCP scorecard	VCP Award
Mr. Smith	121%	$802,318
Mr. Wenger	121%	$360,640
Other Executives	118% to 121%	$221,974 to $317,967

     Equity Awards Under the terms of the 2004 Stock Plan, Fulton’s five-year TSR through December 31, 2011, as measured relative to its peer group, permitted that equity awards granted in 2012 to each of the Executives would be between 75% and 100% of target award levels. Actual awards in 2012 to each Executive within this range were determined at the discretion of the HR Committee.

     • In April 2012, Mr. Smith received an award under the 2004 Stock Plan in the form of 60,168 shares of restricted stock for performance in 2011. On the date of grant, the restricted shares were valued at $630,260, which represented a payment slightly above the midpoint of the target equity award.

     • During 2012, the other Executives received restricted stock ranging from 16,774 to 24,641 shares for performance in 2011. On the dates of grant these awards were valued from $175,708 to $258,114.

     Compensation Philosophy

     Objectives Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

     • Align interests of the Executives with shareholder interests - Fulton believes that the interests of the Executives should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures 1 which it believes correlate to consistent long-term shareholder value and increasing profitability, without compromising Fulton’s culture and overall risk profile.

     • Link pay to performance - Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to Executives based on their individual contributions.

     • Attract, motivate and retain talent - Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While a competitive compensation package is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

____________________

1 See discussion of scorecards in the Variable Plan section beginning on page 28.

     To achieve these three objectives, Fulton provides the following elements of Executive compensation:

     • Base Salary - Fulton generally sets Executive base salaries near the market median at comparable peer companies and to reflect individual job responsibilities, experience and tenure.

     • Annual Performance Awards - Annual cash incentives are designed to focus the attention of the Executives on the achievement of annual business goals. Under the Variable Plan, awards at the target level of performance are designed to position total cash compensation near the market median. The Variable Plan provides the Executives with the opportunity to earn cash compensation above the median for superior performance.

     • Equity Awards - Fulton believes in providing LTI awards in the form of equity in order to focus the Executives on delivering long-term performance and shareholder value. The LTI program is also designed to provide the Executives with a long-term wealth-building opportunity that balances short-term incentives, ensures a focus on the long-term stability of the organization and incorporates vesting terms that encourage executive retention. Fulton believes in equity award levels that are fair and market competitive both in isolation and in the context of total compensation.

     • Benefits - Fulton believes in providing benefits that are competitive in the marketplace and that encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.

     • Perquisites - Fulton believes in providing the Executives and other officers with basic perquisites that are necessary for conducting Fulton’s business.

     HR Committee Membership and Role

     The HR Committee is currently comprised of six independent directors, all of whom are appointed annually by Fulton’s Board of Directors. Each member of the HR Committee qualifies as an independent director under the NASDAQ listing standards and no member of the HR Committee is a party to a related person transaction in excess of $120,000 as more fully described in “Related Person Transactions” on page 18. There are no interlocking relationships, as defined in the regulations of the SEC, involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Directors and Independence Standards” section on page 7 of this proxy statement.

     Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with NASDAQ rules, the role of the HR Committee is to assist the Board of Directors in evaluating and setting salaries, bonuses and other compensation of the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary or appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

     The Fulton executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that targeted total compensation among base salary, incentive compensation and equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements, except that the HR Committee has established an award matrix for VCP cash payments and LTI non-cash elements, as described in more detail below. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of seventeen peer group companies (as defined and listed below); consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO and the President with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Fulton’s headquarters in Lancaster, Pennsylvania.

     Role of Management

     Management assists the HR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the HR Committee, the CEO and other Executives participate in HR Committee meetings to provide background information, compensation recommendations for other officers, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives are asked to complete an annual self-assessment of their overall performance. The HR Committee, without management present, reviews the CEO’s self-assessment. The CEO reviews the self-assessment forms prepared by the other Executives and shares his comments and recommendations with respect to the performance of the other Executives. In addition, for 2012, Mr. Wenger, as Fulton’s President, also reviewed the self-assessment forms prepared by other Executives that report directly to him. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The Board of Directors, in executive session, with only the independent directors present, makes all final determinations regarding the compensation of the Executives, after considering recommendations made by the HR Committee.

     Compensation Plan Risk Review

     The HR Committee, at its February 27, 2013 meeting, conducted its annual compensation plan risk review of all compensation plans in effect as of December 31, 2012, as required by SEC regulations. At this meeting, Fulton’s Chief Risk Officer discussed his review of Fulton’s compensation plans. The HR Committee has reviewed and considered all of Fulton’s compensation plans and practices and does not believe that Fulton’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Fulton.

     The HR Committee considered various factors that have the effect of mitigating risk and, with the assistance of Fulton’s Chief Risk Officer, and Legal and Human Resources staff members, reviewed Fulton’s compensation policies and practices for all employees, including the elements of Fulton’s Executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking. The HR Committee concluded that risks associated with Fulton’s compensation plans are mitigated by a number of factors, including:

     1) the multiple elements of Fulton’s compensation packages, including base salary, annual cash incentive programs and equity awards; the equity awards vest over a number of years and that the equity awards are generally intended to motivate employees to take a long-term view of Fulton’s business;

     2) the structure of Fulton’s annual cash incentive program, which is based on (a) a number of different performance measures and scorecards to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of Fulton’s business, and (b) performance targets that are reasonable and do not require undue risk-taking to achieve a stated metric or performance factor;

     3) effective management processes for developing strategic and annual operating plans, and strong internal financial controls;

     4) the review by Fulton’s Internal Audit Department of certain elements of Executive compensation, such as the Executive scorecards; and

     5) proper governance and oversight of Fulton’s programs by the Board, the HR Committee and Fulton’s Human Resources staff.

     Shareholder Say-on-Pay Proposal and Frequency of Future Proposals

     As required by SEC rules, Fulton submitted a non-binding Say-on-Pay proposal to shareholders at its 2012 Annual Meeting, and shareholders approved Fulton’s recommendation in favor of Fulton’s 2012 Say-on-Pay Proposal. This year’s non-binding 2013 Say-on-Pay proposal is described on page 50.

     Fulton considered the results of the 2012 Say-on-Pay Proposal as supporting its compensation policies and decisions for the Executives, and the Board acknowledges that this year’s non-binding proposal is a barometer of shareholder support for the current compensation programs for the Executives. Not counting broker non-votes, approximately 91%

of the shareholders who returned a ballot in 2012 voted in favor of, and approved Fulton’s 2012 Say-on-Pay Proposal. In particular, the HR Committee considered the number of votes cast in favor of Fulton’s 2012 Say-on-Pay proposal to be a positive endorsement of the current pay programs and practices. The Corporation will continue to monitor the level of support for each Say-on-Pay proposal. However, the outcome of this year’s non-binding shareholder Say-on-Pay vote will not be the only factor that the HR Committee and Board of Directors will consider in making future decisions related to executive compensation.

     In 2011, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one, two or three years. This proposal is commonly known as a “Say-When-on-Pay” proposal. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate for 2013, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future. Under current SEC rules, publicly traded companies are required, no less frequently than once every six years, to provide for a separate shareholder Say-When-on-Pay advisory vote in proxy statements for annual meetings to determine whether the Say-on-Pay vote will occur every one, two or three years and Fulton anticipates submitting a new “Say-When-on-Pay” proposal to shareholders on or before Fulton’s annual meeting of shareholders in 2017.

     Use of Consultants

     The HR Committee retained McLagan, an Aon Hewitt company, as its sole independent compensation consultant for 2012. McLagan has served as the sole independent compensation consultant for the HR Committee since June 2010. McLagan previously was retained in 2009 for a compensation plan risk review project. McLagan has performed a variety of engagements during 2012, including conducting a compensation market analysis related to Fulton’s Executives, a scorecard review and an overall compensation policy review, extensive work related to updating Fulton’s equity plan and providing general compensation advice regarding Fulton’s Executives.

     At its February 27, 2013 meeting, the HR Committee considered the independence of McLagan, an Aon Hewitt company, in light of new SEC rules and NASDAQ listing standards. The HR Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to Fulton by McLagan; (2) fees paid by Fulton as a percentage of Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the HR Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between Fulton’s executive officers and the consultants. The HR Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest. and concluded that McLagan continues to be an independent HR Committee consultant.

     In 2012, McLagan was instructed by the HR Committee to compare Fulton’s current compensation practices and Executive compensation payments with those of its peers, evolving industry best practices and regulatory guidance. Based on that comparison, McLagan was asked to recommend changes in Fulton’s compensation practices that were consistent with Fulton’s compensation philosophy and objectives as described above. In December 2012, McLagan completed a benchmarking analysis of total compensation, base salary, short-term incentive payments and LTI awards. The benchmarking was performed against Fulton’s seventeen (17) member peer group listed below on page 27. In doing its review, McLagan used the peer data as a point of reference for measurement of different compensation elements, but this was not the only determinative factor in its final recommendations to the HR Committee, which considered the benchmarking data of Fulton’s peer companies along with other information from the compensation consultant. McLagan also undertook other specific projects during 2012, including CEO transition planning and performance plan design improvements with respect to Fulton’s future VCP and LTI awards.

     The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant can perform. McLagan and its affiliates did not provide additional services in 2012 with associated fees in excess of the $120,000 SEC disclosure threshold for a consultant.

     Use of Peer Groups

     The HR Committee reviewed and updated Fulton’s peer group in 2010. At that time, the HR Committee asked McLagan to review the peer group being used at that time, consider new peers and recommend a new peer group to be used starting in 2011. To establish an appropriate peer group, McLagan considered asset size, loan distribution, revenue composition, geographic focus, business model, ownership and market capitalization. Several new peers were added and some existing peers were deleted, primarily due to geographic location and asset size. During 2011 and 2012, this peer group was utilized for both compensation decisions and to gauge Fulton’s overall performance. When a peer group member announces that it is being acquired, Fulton has historically deleted the company from the peer group, and the HR Committee will continue to evaluate the peer group to insure that it is appropriate for Fulton.

     The peer group is also used by Fulton for purposes of the Performance Graph showing the total return performance for the last five years on page 21 of the Fulton Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Performance Peer Group”). The Performance Peer Group is used to determine the annual option and restricted stock equity awards, and for certain scorecard performance factors under the VCP, as discussed below. The seventeen (17) members of the Performance Peer Group used for 2012, and their stock trading symbol as of December 31, 2012, were:

Associated Banc-Corp (ASBC)	BancorpSouth, Inc. (BXS)	BOK Financial Corporation (BOKF)
City National Corporation (CYN)	Commerce Bancshares, Inc. (CBSH)	Cullen/Frost Bankers, Inc. (CFR)
First Horizon National Corporation (FHN)	FirstMerit Corporation (FMER)	First Niagara Financial Group, Inc. (FNFG)
International Bancshares Corporation (IBOC)	People’s United Financial, Inc. (PBCT)	Susquehanna Bancshares, Inc. (SUSQ)
Synovus Financial Corp. (SNV)	TCF Financial Corporation (TCB)	UMB Financial Corporation (UMBF)
Valley National Bancorp (VLY)	Webster Financial Corporation (WBS)

     Elements of Executive Compensation

     Fulton’s executive compensation program currently provides a mix of base salary, cash incentive and equity-based plans, as well as retirement benefits, health plans and other benefits as follows:

     Base Salary Base salary is an important element of executive compensation because it provides the Executives with a consistent level of monthly income. Consistent with its compensation philosophy, Fulton generally seeks to set base salary for the Executives in line with the market median overall. Fulton sets salaries on an individual-by-individual basis and seeks to provide base salary appropriate for the person’s position, experience, responsibilities, and performance.

     In making recommendations to the Board of Directors regarding the appropriate salaries for 2012, the HR Committee received a recommendation from McLagan, its compensation consultant, which considered salaries paid by members of the Performance Peer Group to peer officers who held similar roles and who were positioned similarly to the Executives in their respective organizations.

     With regard to the compensation paid to Mr. Smith, the HR Committee also considered his performance based on a scorecard that includes the attainment of certain performance goals, results of his management decisions, the earnings of Fulton during the previous year and other factors, such as the HR Committee members’ perspective of his overall performance. With regard to the compensation paid to the other Executives, the HR Committee also considered information provided by Mr. Smith for Messrs. Wenger and Nugent and by Mr. Wenger for Messrs. Shreiner and Roda, which included an assessment of each Executive’s level of individual performance, attainment of performance goals set forth in individual scorecards, overall contributions to the organization and salary history. The HR Committee also considered its own perceptions of the performance of each Executive.

     On March 20, 2012, after a review of the Executives’ competitive positioning to market and internal equity considerations presented by McLagan, the HR Committee recommended, and the Board of Directors approved, base salary adjustments effective April 1, 2012, and Fulton set the annual base salaries for Messrs. Smith, Wenger, Nugent, Roda and Shreiner at that time.

     During the fourth quarter of 2011 and the first quarter of 2012, the HR Committee reviewed the Executives’ prior year performance, their base salary and other elements of compensation. The HR Committee also considered a number of factors, including the compensation consultant’s benchmarking analysis of total compensation, base salary, short-term incentive payments and LTI awards. Following this review, the HR Committee made a decision to better align the Executives’ compensation with competitive market practices by increasing base salaries in order to achieve a target total compensation for each Executive that fell between the 25th and 50th percentiles of the Performance Peer Group. As a result, 2012 base salary increases for the Executives were approved on March 20, 2012 to be effective April 1, 2012. On December 18, 2012, Mr. Wenger’s base salary was increased, effective January 1, 2013, in recognition of Mr. Wenger’s new responsibilities as Fulton’s Chairman, President and Chief Executive Officer following Mr. Smith’s retirement. The 2013 base salary for each Executive is listed in footnote 1 of the “Summary Compensation Table” on page 39.

     Variable Plan The HR Committee believes that annual performance-based incentive bonuses are valuable in recognizing and rewarding individual achievement and, by focusing more on performance pay opportunities for the Executives, it can more closely align Fulton’s compensation program with shareholder interests. Fulton’s Variable Plan is designed so that no incentive bonus is paid unless Fulton achieves a predetermined performance threshold metric. Prior to 2011, the HR Committee used an earnings per share (“EPS”) threshold performance target. However, for 2011 performance, based on a recommendation by McLagan, the HR Committee changed the threshold performance target to one based on return on equity (“ROE”). McLagan indicated that there were two reasons for its recommendation. First, using relative EPS growth could lead to abnormal results in certain circumstances, such as when earnings in a prior year are negative. Second, because Fulton’s Executive scorecards already rely heavily on relative performance to peers in several categories, an absolute performance hurdle, such as a predetermined ROE target, would better balance the overall approach to determining incentives. When it set the new ROE target, the HR Committee viewed this performance target as a reachable goal, but not a target which guarantees payment of an incentive bonus, to insure that the Executives are paid for performance. Although Fulton used a ROE performance hurdle as a plan threshold for the 2011 and 2012 Variable Plan awards, and has decided to do so again in 2013, a different threshold performance target other than ROE may be used in future years.

     The HR Committee, at its March 2013 meeting determined that the 2012 ROE target set for 2012 performance, 5.87%, was met by Fulton. Therefore, because the threshold performance target was met for the 2012 Variable Plan, each Executive is eligible to receive a VCP award equal to a percentage of base salary paid to the individual Executive during the year the award was earned. Actual awards may be greater than or less than targets set by the HR Committee, up to a predetermined maximum with the variability attributed to individual and company performance. These payouts are substantially based on scorecard results. Generally, performance factors that are more directly aligned with the interests of shareholders, such as financial performance, are given greater weight. Based upon the recommendation and market review conducted by Fulton’s compensation consultant at the time the Variable Plan was approved originally, the HR Committee determined that the award amounts payable to each Executive should be a percentage of the Executive’s base salary. For the 2012 Variable Plan awards, Mr. Smith, as Chief Executive Officer, had threshold, target and maximum award percentages that were different from the other Executives. All Executives utilized a similar scorecard, except category rating, and individual cash award payouts were determined by the VCP award matrix below and approved by the HR Committee for 2012.

2012 VCP Award Matrix
Scorecard	% of Target	CEO Payout %	SEVP Payout %	2012 VCP Award Level
1.00	0.0%	0.0%	0.0%
1.25	0.0%	0.0%	0.0%
1.50	0.0%	0.0%	0.0%
1.75	0.0%	0.0%	0.0%
2.00	50.0%	37.5%	25.0%	Threshold
2.25	75.0%	56.25%	37.5%
2.50	100.0%	75.0%	50.0%	Target
2.75	116.7%	87.5%	58.3%
3.00	133.3%	100.0%	66.7%
3.25	150.0%	112.5%	75.0%
3.50	166.7%	125.0%	83.3%
3.75	183.3%	137.5%	91.7%
4.00	200.0%	150.0%	100.0%	Maximum

     In early 2012, the HR Committee reviewed and approved the scorecards to be used in 2012 and determined that the Executives should all be reviewed based on a uniform scorecard with similar category weightings, except for Mr. Shreiner who, due to his position, should have a scorecard with a greater focus on risk-related categories as a result of his job responsibilities during the period. As a result, all the Executives, except Mr. Shreiner, had category ratings of 50%, 30%, 10% and 10% for Corporate Financial Objectives, Risk/Control/Liquidity, Superior Customer Experience and Employee Engagement Objectives, respectively. For Mr. Shreiner each of these categories was weighted differently at 40%, 40%, 10% and 10% for Corporate Financial Objectives, Risk/Control/Liquidity, Superior Customer Experience and Employee Engagement Objectives, respectively. For 2012, the four scorecard performance factors and sub-categories were:

2012 Performance Factors	Sub-categories
• Corporate Financial Objectives

Earnings Per Share Growth; Return on Assets; Return on Equity; Average Core Deposit Growth; Average Loan Growth; Non-Interest Income Growth; and Efficiency Ratio measured relative to the Performance Peer Group.

• Risk/Control/Liquidity	Capital Rating; Non-Performing Assets/Total Assets relative to the Performance Peer Group; Liquidity and Funding; and Regulatory Compliance.
• Superior Customer Experience	Customer Satisfaction Index and Household Growth.
• Employee Engagement Objectives	Management Succession; Corporate Diversity; Corporate Employee Retention; Employee Engagement Survey Results; and Salaries and Benefits Efficiency Ratio.

     For each of the Executives, performance measurement criteria were established for each critical performance factor subcategory. While, for the most part, specific, objective, measureable criteria were used, some scorecard subcategories require a subjective determination to be made by the HR Committee. For certain objectively measured performance categories, scorecard results depended upon Fulton’s quartile ranking among the Performance Peer Group, and all factors were rated with a numerical scale of 4 to 1. The top of the scale range was a 4 for 1st quartile performance, or excellent results, down to a score of 1 for 4th quartile performance, or results below expectations. The following is a tabular summary of the critical performance factors with the weights and the total score for each Executive on the 2012 Variable Plan scorecards.

2012 VCP Scorecard
Critical Performance Factors and Scores	Smith	Wenger	Nugent	Shreiner	Roda
• Corporate Financial Objectives Weight	50%	50%	50%	40%	50%
• Risk/Control/Liquidity Weight	30%	30%	30%	40%	30%
• Superior Customer Experience Weight	10%	10%	10%	10%	10%
• Employee Engagement Objectives Weight	10%	10%	10%	10%	10%
• Total Score for each Executive	2.81	2.81	2.81	2.77	2.81

     The HR Committee reviewed the overall 2012 performance and scorecard results for each Executive, and determined that each of the Executives achieved a level of performance in 2012 that qualified the Executive for a VCP award at or above the Executive’s target payout established under the Variable Plan. In addition to the scorecard results and information provided on individual critical performance factors for each Executive, in determining the VCP award percentages for each Executive, the HR Committee also recognized the overall efforts of each of the Executives and their contributions to Fulton’s financial performance during 2012. Based on its consideration of these various factors, including the total score for each Executive in the above table, the HR Committee approved a 2012 award percentage of each of the Executive’s 2012 base salary of 90.5% for Mr. Smith, 59.0% for Mr. Shreiner and 60.3% for Messrs. Wenger, Nugent and Roda.

     Options and Restricted Shares Fulton believes equity-based compensation aligns the interests of the Executives and other eligible officers with those of Fulton’s shareholders, and encourages them to “think like owners.” Therefore, Fulton believes that equity awards are an appropriate means of motivating, rewarding and compensating the Executives and other key officers based on the future performance of Fulton. Historically, “pay for performance” included the discretionary award of options and restricted shares to the Executives. Pursuant to the 2004 Stock Plan approved by the Board of Directors on October 21, 2003, and by shareholders at the 2004 Annual Meeting, Fulton is authorized to award incentive stock options, non-qualified stock options and restricted stock for a period of ten years to key employees of Fulton, its affiliate banks and its other subsidiaries. Stock options and, more recently, restricted stock or a combination of stock options and restricted stock, have been the traditional award type for Fulton, pursuant to a formula applied by the HR Committee. The 2004 Stock Plan provides that the total number of shares available for grant in any calendar year in the form of stock options or restricted stock is to be determined based on the performance of Fulton, measured in terms of total shareholder return for the immediately preceding five-year period relative to the Performance Peer Group. This process for determining the number of shares available for grant in a particular year is stated in Section 5.04 of the 2004 Stock Plan, as follows:

The number of Shares available for Awards in any calendar year shall be determined depending upon the performance of the Corporation measured in terms of Total Shareholder Return (“TSR”) relative to a Peer Group, determined at the sole discretion of the HR Committee, for the five-year period immediately preceding the grant of the Award. The number of Shares available for Awards shall be determined in accordance with the following schedule:

Percent of Total Outstanding Shares
Fulton’s TSR Ranking among the Peer Group	Available for Awards
for Prior Five-Year Period	for Plan Year
Top Quartile	1.00%
Second Quartile	0.75%
Third Quartile	0.50%
Fourth Quartile	At the Discretion of the HR Committee
but limited to no more than 0.50%

     Under the 2004 Stock Plan, an option recipient who retires at age fifty-five or older with five or more years of consecutive employment as defined in the 2004 Stock Plan, may exercise his or her currently exercisable stock options for up to two years from the retirement date (but not beyond the date when the option would otherwise expire). For option or restricted stock recipients who retire at age sixty or older with ten or more years of consecutive employment as defined in the 2004 Stock Plan, unvested stock options become exercisable and unvested restricted stock grants become vested on the retirement date. Upon a change in control, as defined in the 2004 Stock Plan, 1 options not previously exercisable become exercisable and unvested restricted stock vests. Generally under the 2004 Stock Plan, unvested stock

____________________

1 “Change in Control” of the Corporation shall mean:
(a) a change in the Board during any twenty-four (24) month period ending on or after the effective date of the Plan, if the individuals who were directors of the Corporation at the beginning of the period cease during such period to constitute at least a majority of the Board;
(b) the acceptance and completion of a tender offer or exchange offer by any entity, person or group (including any affiliates of such entity, person or group, other than an Affiliate of the Corporation) for twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Corporation;
(c) the acquisition by any entity, person or group (including any affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of the Corporation’s capital stock entitled to twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Corporation;
(d) a merger, consolidation, division, share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Corporation (a “Business Combination”), as a result of which the holders of the outstanding voting capital stock of the Corporation immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than the Corporation) or is such party’s affiliate as defined in the Exchange Act, hold less than seventy-five percent (75%) of the voting capital stock of the surviving or resulting corporation; or
(e) the transfer of substantially all of the assets of the Corporation other than to a wholly owned subsidiary of the Corporation.

options become exercisable and unvested restricted stock vests upon the death or disability of the Executive, and his or her authorized representative shall have a period of one year following such termination of employment to exercise any vested option granted, but such period of time shall not exceed the option’s original expiration date. In addition, while it will not impact prior awards, Fulton is proposing that its shareholders approve an Amended and Restated Equity and Cash Incentive Compensation Plan at the 2013 Annual Meeting. This proposal is further described beginning on page 51.

     2012 Long-term Incentive Awards For 2012, the individual awards of restricted shares made to the Executives on April 1, 2012, for performance in 2011, as well as the other eligible officers of Fulton who received either stock options and restricted stock or stock options only, were determined by the Board of Directors based on recommendations of the HR Committee and management, or delegated to management with respect to other eligible participants.

     Prior to 2011, the HR Committee did not establish specific equity award target levels for individual performance or overall corporate profitability. The number of options and restricted shares awarded to each Executive was primarily at the discretion of the HR Committee. In 2011, the HR Committee established a long term incentive award matrix based on Fulton’s five-year TSR Ranking among its Performance Peer Group for the prior year. Equity awards are made to each Executive as a percent of his base salary received during the year of the award in accordance with the following matrix, with the actual award being subject to the discretion of HR Committee, but generally not to exceed the maximum of the equity award guidelines below:

2012 LTI Award Matrix
		CEO 2012 LTI Award	SEVP 2012 LTI Award
TSR Performance	Percent of Target Payout	Percent of Salary	Percent of Salary
Top Quartile	125%-150%	93.8%-112.5%	62.5%-75.0%
Second Quartile	100%-125%	75.0%-93.8%	50.0%-62.5%
Third Quartile	75%-100%	56.3%-75.0%	37.5%-50.0%
Bottom Quartile	50%-75%	37.5%-56.3%	25.0%-37.5%

     As a result of Fulton’s 2011 TSR performance being in the third quartile, the 2012 award to the CEO was in the range of 56.3%-75.0%, while for all other officers awards were in the 37.5%-50.0% range. In addition, other factors that the HR Committee also considers in determining the number of options or restricted shares to be awarded to each Executive included the recommendation of the compensation consultant, the CEO’s recommendations for the other Executives, previous stock option and restricted stock awards to each Executive, Fulton’s performance and each Executive’s achievement of scorecard goals.

     In 2012, Fulton granted a total of 470,528 stock options and 375,549 restricted shares to all participants in the 2004 Stock Plan, with no stock options and 142,907 restricted shares granted to the Executives and the remaining 470,528 stock options and 232,642 restricted shares granted to other Fulton employees. 1 In accordance with the terms of the 2004 Stock Plan, restricted shares accrue dividends, which are reinvested in similarly restricted shares. During 2012, Fulton made equity awards for 2011 performance in the form of restricted stock which vest after three years to the Executives as follows:

Executive	Number of	Grant Date	Grant-date Fair	2012 Annual	% of 2012 Annual
	Restricted Shares		Value @ $10.475 per	Salary	Salary
			Share
Smith	60,168	4/1/2012	$630,260	$900,000	70.0%
Wenger	23,928	4/1/2012	$250,646	$625,000	40.1%
Nugent	24,641	4/1/2012	$258,114	$530,000	48.7%
Shreiner	17,396	4/1/2012	$182,223	$400,000	45.6%
Roda	16,774	4/1/2012	$175,708	$370,000	47.5%

     Employee Stock Purchase Plan The ESPP was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its affiliate banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. Currently, Fulton limits payroll deduction and annual employee participation in the ESPP to $7,500. Except for Mr. Roda, no Executive currently participates in the ESPP.

____________________

1 Restricted shares listed are as of December 31, 2012 and exclude any accrued reinvested dividends.

     Defined Contribution Plan – 401(k) Plan Fulton provides a qualified defined contribution plan to the Executives and other employees which is the 401(k) Plan and provides for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution is equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that are matched by Fulton is limited to 5% of eligible plan compensation. In addition, the Executives and certain employees are eligible for an additional employer profit sharing contribution under the 401(k) Plan, which for 2012 was equal to 5% of a participant’s eligible compensation.

     Deferred Compensation Agreements Fulton’s nonqualified deferred compensation plans include (1) the Fulton Deferred Compensation Plan, under which officers, directors and advisory board members can elect to defer receipt of fees and certain management employees can elect to defer receipt of cash compensation, and (2) a series of essentially identical Supplemental Executive Retirement Plan Agreements entered into with a certain group of senior managers, including the Executives, for the purpose of crediting them with full contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, if not for the Internal Revenue Code, as amended (the “Tax Code”) limits on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2012 are stated in footnote 9 of the “Summary Compensation Table” on page 39. The deferred compensation plan accounts of each participant are held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust with Fulton Financial Advisors, a division of Fulton Bank, N.A. serving as trustee. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

     Defined Benefit Pension Plans Fulton has not had an historical practice of using defined benefit pension plans to provide employees or the Executives with retirement benefits, but some defined benefit plans have been acquired in different merger transactions over time, and any such acquired plans were continued only for the then current plan participants. However, none of the Executives participate in such pension plans.

     Survivors’ Benefit Life Insurance and Other Death Benefits Employees of Fulton and certain of its bank subsidiaries, who had been employed by Fulton for at least five years as of April 1, 1992, are eligible to participate in a survivors’ benefit program. This program provides the employee’s spouse, in the event of the employee’s death prior to retirement, with an annual income equal to the lesser of $25,000 or twenty-five percent of the employee’s final annual salary. This benefit is paid from the date of death until the employee’s sixty-fifth birthday subject to a minimum of ten annual payments having been made. During 2012, Messrs. Smith, Wenger, Shreiner and Roda participated in this program because each was hired before April 1, 1992. Mr. Nugent was hired after April 1, 1992 and is not eligible for this benefit. The estates of each of the Executives are also eligible for a two times base salary payment (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death is reduced to $5,000.

     Health, Dental and Vision Benefits Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the Executives, and their eligible spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

     Retiree Benefit Payments Generally, employees who were hired or joined Fulton as a result of a merger prior to January 1, 1998, and who retire on or after the attainment of age sixty-five with at least ten years of full-time service, are eligible for post-retirement benefits. Post-retirement benefits include health coverage plus death benefits. The level of coverage and the cost to the retiree depends on the retiree’s date of retirement and completed years of full-time service after attainment of age forty. As a result of their length of service with Fulton, the Executives are eligible to receive these post-retirement benefits at an annual cost to the Executive similar to other employees with similar years of service. Fulton does not provide post-retirement medical, dental and vision benefits to the Executives or the current full-time employees of Fulton and its affiliates who were hired or joined Fulton as a result of a merger after December 31, 1997.

     Other Executive Benefits Fulton provides the Executives with variety of perquisites and other personal benefits that the HR Committee believes are necessary to facilitate the conduct of Fulton’s business by the Executives and are reasonable and consistent with the overall compensation program for the CEO and the other Executives. In addition, these benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The 2012 amounts are included in the All Other Income column of the “Summary Compensation Table” on page 39 of this proxy statement. The Executives are provided with company-owned automobiles, club memberships and other executive benefits consistent with their position. Fulton does not have a direct or indirect interest in any corporate aircraft. Generally, the Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with certain spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income.

     Pay for Performance

     Fulton operates in a highly complex business environment and competes with many well-established financial services businesses. The annual VCP incentive component of Fulton’s Executive compensation program involves awards under the Variable Plan that are payable if pre-established corporate and individual performance objectives are achieved. Fulton’s equity compensation plan, the 2004 Stock Plan, also has an award trigger based on Fulton’s performance relative to its peers that is discussed in the “Options and Restricted Shares” section above. The HR Committee believes that the Variable Plan and the 2004 Stock Plan further Fulton’s business plan and ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders. The Variable Plan aligns these interests by offering each Executive the opportunity to earn an annual VCP incentive award upon achieving both an established corporate performance goal and certain specific individual performance goals, and the 2004 Stock Plan aligns these interests by offering the Executive the opportunity to earn longer-term compensation through stock options and restricted stock.

     Fulton seeks to pay for performance and approval of the Amended and Restated Equity and Cash Incentive Compensation Plan, Proposal Three beginning on page 51, seeks to add additional plan features to future awards to better align pay and performance. The core of Fulton’s compensation philosophy is to link pay to performance on both a short-term and long-term basis. The Variable Plan annual awards are “at-risk” performance-based awards because if the Variable Plan ROE threshold target is not met, or scorecard performance factors are not achieved, then the Variable Plan award bonuses are not paid to the Executive. The 2004 Stock Plan awards are “at-risk” because, in addition to the total annual awards being linked to Fulton’s performance among the Performance Peer Group, restricted shares are subject to vesting and possible forfeiture, maintain alignment with shareholders regardless of stock price movement, and options only increase in value if Fulton’s share price increases over the term of the option awards. With these compensation elements, Fulton seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements. Comparing guaranteed 2012 base salary to the VCP awards paid for 2012 performance and 2004 Stock Plan compensation awarded in 2012 as LTI to the Executives, as outlined below, 62% of the Mr. Smith’s total compensation was “at-risk”, as described herein. The 2012 percent of compensation “at-risk” for Messrs. Wenger, Nugent, Shreiner and Roda was 51%, 52%, 51% and 52%, respectively. The following table and pie charts show the mix of guaranteed base pay and VCP and 2004 LTI awards the Executives received in 2012 and reported in the Summary Compensation Table on page 39.

Executive	2012 Base Salary	VCP Paid for 2012	LTI Awarded in 2012
Smith	$886,539	$802,318	$630,260
Wenger	$598,077	$360,640	$250,646
Nugent	$527,308	$317,967	$258,114
Shreiner	$393,269	$232,029	$182,223
Roda	$368,116	$221,974	$175,708

2012 Compensation Mix Chart
Base Salary, VCP and LTI Award Amounts as a Percentage of Total

     Employment Agreements

     Fulton believes that a company should provide reasonable severance benefits to employees. For most employees, Fulton has a policy that in general provides for severance benefits to be paid upon layoff or position elimination. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the Executives in the event of change in control are discussed in footnote 6 in the Potential Payments Upon Termination and Golden Parachute Table on page 46 under “Termination Without Cause or for Good Reason - Upon or After a Change in Control.”

     On May 30, 2006, Fulton’s Board of Directors approved, with the recommendation of Fulton’s compensation committee and the compensation consultant at the time, a form of employment agreement to be used for Fulton’s senior executive officers, including its CEO, President, Chief Financial Officer and Senior Executive Vice Presidents (the “Employment Agreements”). The Employment Agreements for Messrs. Smith, Nugent, Wenger and Shreiner were amended and became effective on November 12, 2008, and each continues until terminated. Mr. Roda’s Employment Agreement became effective as of August 1, 2011, and continues until terminated. The Employment Agreements all provide that the Executive is to receive a base salary, which is set annually, and is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time. The Executive also is entitled to participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

     In their Employment Agreements, Messrs. Smith and Nugent have agreed to restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for two years following termination of employment. The Employment Agreements with Messrs. Wenger, Shreiner and Roda contain restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for one year following termination of employment. The non-competition and non-solicitation covenants will not apply if the Executive leaves for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements. 1 These provisions

____________________

1 “Cause” shall mean the following:

(a) Executive shall have committed an act of dishonesty constituting a felony and resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of Fulton;

(b) Executive’s use of alcohol or other drugs which interferes with the performance by the Executive of Executive’s duties;

(c) Executive shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to perform Executive’s duties to Fulton, with such refusal or failure continuing for a period of at least 30 consecutive days following the receipt by Executive of written notice from Fulton setting forth in detail the facts upon which Fulton relies in concluding that Executive has deliberately and intentionally refused or failed to perform such duties; or

(d) Executive’s conduct that brings public discredit on or injures the reputation of Fulton, in Fulton’s reasonable opinion.

of the Employment Agreements are further outlined in the “Potential Payments Upon Termination and Golden Parachute Table” section on page 46. Mr. Roda’s Employment Agreement is similar to the Employment Agreements Fulton executed with the other Executives effective as of November 12, 2008, except that the prior Employment Agreements provide for an excise tax gross-up for taxes applicable to termination payments as a result of the Executive’s termination. The Employment Agreements executed after 2011 provide that, in the event a payment to Mr. Roda, or another newly hired Executive, in connection with their termination of employment would result in the imposition of an excise tax under Section 4999 of the Tax Code, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Tax Code, Fulton would be required to pay to the Executive only the amount determined to be deductible under Section 280G.

     Retention Agreement

     On September 28, 2011, Fulton and Mr. Smith entered into a Retention Bonus Agreement (“Retention Agreement”) which was approved by Fulton’s Board of Directors based on the recommendations of the HR Committee and its independent compensation consultant. As part of its regular review of Fulton’s executive compensation practices with its independent compensation consultant, the HR Committee determined that it should consider a supplemental cash retention award for Mr. Smith for a variety of reasons and the HR Committee determined that Mr. Smith would continue to play a critical role in Fulton’s future success, as it fell principally upon him and the other members of management to determine and achieve Fulton’s strategic goals. Specifically, Mr. Smith was required to guide Fulton through unprecedented regulatory changes and in its efforts to grow both organically through branch expansion and externally through strategically important mergers and other acquisition opportunities.

     The HR Committee recommended to the Board that a supplemental cash retention award be made to Mr. Smith, in furtherance of the goals to: ensure the Mr. Smith’s continued employment at competitive compensation levels; to provide an incentive to Mr. Smith to arrange a smooth transition for his successor as he approached retirement age; and to ensure that the Mr. Smith did not pursue employment at a competitor. Therefore, the Board, upon recommendation of the HR Committee and the HR Committee’s independent compensation consultant, concluded that an additional financial incentive should be provided to Mr. Smith in the form of a supplemental cash retention award in an amount equal to $1.3 million (the “Retention Bonus”) payable in the event that he remained employed through December 31, 2012, as more fully described in the Retention Agreement filed as an exhibit to a Current Report on Form 8-K on September 30, 2011.

     The Retention Agreement provided that the Retention Bonus would be paid to Mr. Smith as soon as permissible and administratively practicable on or after January 1, 2013 but no later than January 15, 2013: (a) if Mr. Smith remained employed by Fulton through December 31, 2012; or (b) upon the occurrence of a separation from service with Fulton only if the separation from service occurred before December 31, 2012: (i) on account of a Disability 1 while actively employed by Fulton, (ii) on account of an involuntary termination of Mr. Smith’s employment by Fulton without Cause 1, (iii) on account of Mr. Smith’s termination of his employment with Fulton for Good Reason1, or (iv) on account of Mr. Smith’s death while actively employed by Fulton. Other than upon the occurrence of a separation from service under one of these four conditions, Mr. Smith had no vested interest in the Retention Bonus payment until the Retention Bonus vested on December 31, 2012.

     When considering the terms of the Retention Agreement, the HR Committee specifically considered tax gross up payments and the development of a future clawback policy. Notwithstanding anything in Mr. Smith’s Employment Agreement to the contrary, in the event the Retention Bonus payment was made in connection with a Change in Control and Mr. Smith was determined to be subject to the excise tax imposed under Section 4999 of the Tax Code, the tax gross-up right provided to Mr. Smith in his Employment Agreement would not have operated to provide Mr. Smith with a tax gross-up payment for amounts attributable solely to the Retention Agreement, and Mr. Smith would have been solely responsible for the payment of all taxes owed in connection with such event.

     In addition, the Retention Agreement further (i) prohibits Mr. Smith from, directly or indirectly, competing with, and/or soliciting or contacting any customers, employees or suppliers of, Fulton for a period of two (2) years after Mr. Smith’s separation from service with Fulton, and (ii) subjects the Retention Bonus to any clawback Policy that the

____________________

1 As defined in the Retention Agreement dated September 28, 2011.

Board may adopt. In the absence of a formal clawback policy, Mr. Smith is required to forfeit and pay back to Fulton the Retention Bonus paid to Mr. Smith if: (a) a court makes a final determination that Mr. Smith directly or indirectly engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by Fulton; or (b) the independent members of the Board determine that Mr. Smith has committed a material violation of the Code of Conduct.

     Mr. Smith retired effective December 31, 2012 and Fulton paid the Retention Bonus in accordance with the terms of the Retention Agreement.

     Other Compensation Elements

     162(m) and Tax Consequences Although Fulton takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Tax Code disallows the deductibility by Fulton of any compensation over $1 million per year paid to certain employees and the Executives unless certain criteria are satisfied. Proposal Three beginning on page 51, relating to an Amended and Restated Equity and Cash Incentive Compensation Plan, seeks to add additional plan features for future awards in order to ensure that certain future Executive awards are deductible pursuant to Section 162(m) of the Tax Code.

     409A Changes Section 409A of the Tax Code, effective January 1, 2005, defines what constitutes a “nonqualified deferred compensation plan,” conditions income tax deferrals under such plans on their compliance with certain distribution, acceleration, election and funding restrictions, and also imposes excise tax and interest penalties for noncompliance. In order to preserve intended tax deferrals and to avoid the imposition of excise taxes and interest penalties, Fulton has identified all such nonqualified deferred compensation plans it maintains and to the extent necessary, timely amended each, to meet the Section 409A requirements, and to alter the administration of each, where necessary, to comply with Section 409A. With respect to the Executives, in particular, the deferred compensation agreements and the Employment Agreements and other agreements summarized above have been amended and restated as of November 12, 2008 for Section 409A compliance, except in the case of Mr. Roda; Mr. Roda’s Employment Agreement dated as of August 1, 2011 was originally prepared to comply with Section 409A.

     Discussion of Option and Restricted Stock Grant Timing Fulton does not have a formal written policy as to when options and restricted shares are granted during the year, but in March 2012, Fulton awarded options and restricted stock to eligible participants in the 2004 Stock Plan with a grant date of April 1, 2012, so that the LTI award could be considered by the HR Committee at the same time as the VCP awards. In prior years, the HR Committee and Board of Directors historically met in June of each year to consider the award of options and restricted stock to the Executives and other officers with a July 1 grant date. Fulton does not back date options or grant options retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2004 Stock Plan does not permit the award of discounted options, the reload of stock options or the re-pricing of stock options. Pursuant to the terms of the 2004 Stock Plan, option prices are determined based on the average of the high and low trading price on the grant date.

     Stock Hedging Policy and Stock Trading Procedures Fulton has adopted an Insider Trading Policy and Compliance Procedures to facilitate securities law compliance in a number of areas. Pursuant to this policy, Fulton requires that all directors, officers, and employees of Fulton and its affiliates adhere to certain procedures when trading in Fulton common stock or any other security issued by Fulton or its subsidiaries. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of material, non-public information about Fulton may not (i) buy or sell Fulton stock while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, the Executives and directors of Fulton, and senior officers of Fulton banking subsidiaries are prohibited from engaging in speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales” and “puts” along with other trading that anticipates a decline in price. These instruments can involve “a bet against the Corporation,” raise issues about the insider knowledge of the person involved or create a conflict of interest and are therefore prohibited by Fulton’s policy.

     Stock Ownership Guidelines Fulton believes that broad-based stock ownership by directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009, Fulton first adopted Corporate Governance Guidelines that included a formal share ownership guideline for directors and the Executives. The director ownership guidelines were updated in September 2011, and each director is presently encouraged to own at least $100,000 of Fulton common stock within the later of five full calendar years of first becoming a director, or five full calendar years after the guideline was changed. A similar guideline exists for the Executives. The guideline for Executives was last updated and approved in 2009, with a recommended amount of share ownership calculated as a multiple of the Executive’s base salary, depending upon position. Currently the Chief Executive Officer, President, Chief Financial Officer and the other two Executives are encouraged to own 2.0, 1.5, 1.5 and 1.0, times their base salary, respectively. Compliance with the stock ownership guidelines is determined annually based on stock ownership and the closing stock price as of December 31 of the prior year. Ownership excludes stock options and unvested restricted stock, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares held in retirement accounts, indirect ownership and jointly held shares. Once an Executive or director has achieved the ownership guideline, he or she remains in compliance with the ownership guideline regardless of changes in base salary or stock price, as long as he or she retains the same number of shares or a higher amount. However, if an Executive is promoted to CEO, President or CFO with a salary increase, he or she would be allowed a period of three full calendar years during which the Executive could satisfy the new stock ownership requirement for the new position and base salary. As described in more detail in footnote 3 of the “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners” section on page 12, except for Mr. Roda, all of the Executives have satisfied the stock ownership guidelines for 2012. Mr. Roda has until December 31, 2014, to satisfy the stock ownership guidelines for his position.

     Management Succession The topic of management succession is discussed and reviewed at least annually at Fulton. At the December 2012 meeting of the Executive Committee, senior officers in Fulton’s Human Resources department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton.

     Clawback Policies Compensation recovery policies, or “clawbacks,” began to be used with the enactment of the Sarbanes-Oxley Act in 2002, which required that in the event of any restatement based on executive misconduct, public companies must recoup incentives paid to the company’s CEO and CFO within 12 months preceding the restatement. Fulton’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision which is set forth in Section 304 of the Sarbanes-Oxley Act, and provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

     In addition, the HR Committee has discussed the implementation of clawback policies and procedures in 2012 and in 2011 included a clawback provision in Mr. Smith’s Retention Bonus Agreement. In December 2012 the HR Committee approved a Compensation Recovery Clawback Provision and a Severance and Golden Parachute policy for officers. The HR Committee also has included a general clawback provision in the Amended and Restated Equity and Cash Incentive Compensation Plan that is outlined in the proposal on page 51. Under the proposed amended plan, all awards shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by Fulton whether or not pursuant to any such law, government regulation or stock exchange listing requirement.

     Finally, the Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that the SEC adopt rules that require publicly traded companies to adopt a formal clawback policy. Pending final clawback rules from the SEC, the HR Committee will continue to monitor and consider the use of clawbacks in any new or amended compensation agreements and plans with the Executives.

Human Resources Committee Report

     The HR Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management at their February 27, 2013 and March 18, 2013 meetings and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be incorporated in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2012, and the 2013 annual proxy statement, as applicable.

     As described above in the Compensation Discussion and Analysis section, in performing its compensation risk evaluation, the HR Committee met with the chief risk officer regarding the material risks facing Fulton, and consulted with human resources personnel about the Fulton’s various compensation plans. Based on the foregoing review, the HR Committee concluded that Fulton’s compensation policies and practices in 2012 did not create risks that are reasonably likely to have a material adverse effect on Fulton.

Human Resources Committee

Craig A. Dally, Chair
Patrick J. Freer, Vice Chair
Joe N. Ballard
Denise L. Devine
George W. Hodges
Donald W. Lesher, Jr.

SUMMARY COMPENSATION TABLE

Name and Principal	Year	Salary [2]	Bonus [3]	Stock	Option	Non-Equity	Change in	All Other	Total
Position [1]				Awards 4 5	Awards [6]	Incentive	Pension	Compensation [9]
						Plan	Value and
						Compensation [7]	Non-
							qualified
							Deferred
							Compensation
							Earnings [8]
		($)	($)	($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr. [10] Chairman and Chief Executive Officer	2012	886,539	1,300,000	630,260	0	802,318	0	206,531	3,825,648
	2011	840,336	0	550,006	0	810,925	0	128,237	2,329,504
	2010	809,007	0	355,853	0	220,898	0	127,235	1,512,993
E. Philip Wenger [11] President and Chief Operating Officer	2012	598,077	0	250,646	0	360,640	0	118,380	1,327,743
	2011	501,282	0	230,003	0	322,324	0	94,456	1,148,065
	2010	433,173	0	224,652	0	82,794	0	80,572	821,191
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer of Fulton	2012	527,308	0	258,114	0	317,967	0	106,403	1,209,792
	2011	516,214	0	423,007	0	331,926	0	88,280	1,359,427
	2010	502,889	0	187,207	0	96,119	0	85,431	871,646
James E. Shreiner Senior Executive Vice President of Fulton	2012	393,269	0	182,223	0	232,029	0	78,483	886,004
	2011	364,431	0	398,005	0	228,498	0	63,722	1,054,656
	2010	333,289	0	168,484	0	58,438	0	61,091	621,302
Craig A. Roda [12] Senior Executive Vice President of Fulton	2012	368,116	0	175,708	0	221,974	0	77,782	843,580
	2011	351,395	0	57,882	33,512	225,947	0	67,550	736,286
	2010	-	-	-	-	-	-	-	-
____________________

1 Titles and positions listed are as of Fulton’s fiscal year-end of 12/31/2012.

2 Represents the 2010, 2011 and 2012 base salary amounts paid to and earned by each of the Executives named in this table. Effective January 1, 2013, Mr. Wenger was promoted and became Fulton’s Chairman, President and Chief Executive Officer and his annual base salary was increased to $900,000. On March 19, 2013, upon the recommendation of the HR Committee, the Board approved 2013 annual base salary for Messrs. Nugent, Shreiner and Roda of $544,575, $411,000, and $380,175, respectively. These changes to annual base salary are effective April 1, 2013.

3 The HR Committee did not award any bonus payments in 2010, 2011 or 2012 to the Executives, except for the payment to Mr. Smith pursuant to his September 28, 2011 Retention Bonus Agreement now that he has satisfied its requirements described on page 35.

4 Amounts represent the grant date fair values of restricted stock awards. There were no forfeitures of restricted stock during 2010, 2011 and 2012 by any of the Executives. The per-share fair values of restricted stock awards are equal to the average of the high and low trading prices of Fulton stock on the date the shares are awarded. The per-share fair values of shares awarded on July 1, 2010 and 2011, were $9.475 and $10.88, respectively. The per-share fair value of shares awarded on August 8, 2011 and March 30 2012, since April 1, 2012 was not a trading day, were $8.92 and $10.475, respectively. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent and Shreiner on July 1, 2010 was 37,557; 23,710; 19,758; and 17,782, respectively. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent, Shreiner and Roda on July 1, 2011 was 50,552; 21,140; 18,383; 16,085; and 5,320, respectively. On August 8, 2011, 25,000 restricted stock shares were awarded to each of Mr. Nugent and to Mr. Shreiner. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent, Shreiner and Roda on April 1, 2012 was 60,168; 23,928; 24,641; 17,396 and 16,774, respectively.

5 In 2008, Fulton elected to participate in the Capital Purchase Program (“CPP”) component of the Troubled Asset Relief Program (“TARP”) authorized under the Emergency Economic Stabilization Act of 2008 (“ESSA”), and the interim final rule (the “Treasury Rules”) of the United States Department of the Treasury (the “Treasury”). On December 23, 2008, Fulton entered into an agreement with the Treasury to sell 376,500 shares of Fulton’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation amount per share of $1,000, for total proceeds of $376.5 million (“CPP Funds”). Certain provisions of EESA and the Treasury Rules affected Fulton’s compensation programs for the Executives and other officers during 2009 and 2010. On July 14, 2010, Fulton redeemed the preferred stock issued to Treasury and repaid all CPP funds. EESA and the Treasury Rules generally do not impact the compensation decisions made after the date CPP funds are repaid. Among other things, EESA and the Treasury Rules contained expansive restrictions on executive compensation for financial institutions that participated in CPP. These TARP restrictions applied to Fulton from December 23, 2008 until July 14, 2010, when Fulton repaid all of the CPP Funds and redeemed its preferred stock issued to Treasury.

6 Amounts represent the grant date fair values of the options. Except for Mr. Roda, Fulton did not award options in 2010, 2011 and 2012 to the Executives and there were no forfeitures of options during 2009, 2010 or 2011 by any of the Executives. The 2000 grant expired in 2010, including the following number of options by Executive: Smith – 30,580; Wenger – 13,295; Nugent – 28,679; and Shreiner – 16,333. The 2001 grant expired in 2011, including the following number of options by Executive: Smith – 41,603; Wenger – 0; Nugent – 35,815; Shreiner – 20,260; and Roda – 14,109. The 2002 grant expired in 2012, including the following number of options by Executive: Smith – 41,530; Wenger – 19,898; Nugent – 35,742; Shreiner – 21,706; and Roda – 14,471.

The per-option fair value of options granted in 2011 was $2.10. Discussion of the significant assumptions used to determine these fair values can be found in Note M “Shareholders’ Equity and Stock-Based Compensation Plans,” which starts on page 95 in the Notes to Consolidated Financial Statements, located in the Fulton Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2011. In 2011, Mr. Roda was the only Executive to receive options, and the number of shares under the 2011 options granted to Mr. Roda was 15,958.

7 Amounts listed for 2010 are prorated VCP awards approved by the HR Committee on March 14, 2011 for 2010 performance, pursuant to Fulton’s Variable Plan. The Executive awards were for performance at or above target payment amounts under the Variable Plan but were reduced because of Fulton’s participation in the CPP component of TARP. The initial 2010 VCP awards for Messrs. Smith, Wenger, Nugent and Shreiner were $480,214, $179,988, $208,955 and $127,040, respectively. However, the 2010 VCP awards were reduced by approximately 54% to reflect the portion of the 2010 performance period occurring before the repayment of CPP Funds on July 14, 2010 as required by the Treasury Rules.

8 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation accounts and therefore such earnings are not required to be reported in this table column for 2010, 2011 or 2012. All participants in the nonqualified deferred compensation plan, which also includes senior managers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on page 45. The rate of return for an individual participant’s account is based on the performance of the various investment options selected by each participant.

9 All Other Compensation includes Fulton’s payments for qualified profit sharing plan contributions, qualified employer matching contributions, nonqualified profit sharing plan contributions, nonqualified employer matching contributions, club membership fees, use of company provided automobiles, certain travel expenses where spouses traveled with the Executives and attended Fulton events, plus other personal benefits received by the Executive. The methodology used to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. For years prior to 2012, amounts for vehicles include the cost of related items attributed to the company provided vehicle including depreciation, gasoline, and other expenses. For 2012, the amounts are the personal use or other financial benefit the Executive received for an automobile as reported on their W-2. The “Other Perquisites” column includes personal travel, employee service awards paid to all employees for achieving certain years of service and other small benefits that individually are less than ten percent of all perquisites received by the Executive. The breakdown and total of all other compensation for each Executive for 2010, 2011 and 2012 is shown in the following table:

		Qualified	Nonqualified	Club	Automobile	Other	Total All Other
Name	Year	Retirement	Retirement	Memberships	Perquisites	Perquisites	Compensation
		Plan Company	Plan Company
		Contribution	Contribution
		($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2012	25,000	144,746	12,863	21,287	2,635	206,531
	2011	24,500	81,623	12,852	8,034	1,228	128,237
	2010	24,500	76,760	9,955	15,589	431	127,235
E. Philip Wenger	2012	25,000	67,040	16,759	2,945	6,636	118,380
	2011	24,500	33,908	16,001	17,730	2,317	94,456
	2010	24,500	25,702	12,532	16,560	1,278	80,572
Charles J. Nugent	2012	25,000	60,923	12,588	3,456	4,436	106,403
	2011	24,500	36,733	12,993	12,858	1,196	88,280
	2010	24,500	34,448	12,600	13,218	665	85,431
James E. Shreiner	2012	25,000	37,177	12,498	2,836	972	78,483
	2011	24,500	17,787	11,959	8,021	1,455	63,722
	2010	24,500	14,005	9,171	12,911	504	61,091
Craig A. Roda	2012	25,000	34,406	14,259	3,357	760	77,782
	2011	24,500	15,125	14,201	7,246	6,478	67,550
	2010	-	-	-	-	-	-

10 Effective December 31, 2012, Mr. Smith retired as Fulton’s Chairman and Chief Executive Officer.

11 Effective January 1, 2013, Mr. Wenger was promoted and became Fulton’s Chairman, President and Chief Executive Officer following Mr. Smith’s retirement.

12 Mr. Roda first became an Executive officer effective July 1, 2011, and pursuant to SEC rules, compensation for 2010 is not included.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant	Approval	Estimated Future or Possible			Estimated Future or			All Other	All Other	Exercise	Closing	Grant
	Date	Date [1]	Payouts Under Non-Equity			Possible Payouts Under			Stock	Option	or Base	Price on	Date Fair
			Incentive Plan Awards [2]			Equity Incentive Plan Awards			Awards:	Awards:	Price of	Grant	Value of
			Threshold	Target	Maximum	Threshold	Target	Maximum	Number	Number of	Option	Date [4]	Stock and
									of Shares	Securities	Awards		Option
									of Stock	Underlying			Awards [5]
									or Units [3]	Options

			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
R. Scott Smith, Jr.	4/1/2012	3/20/2012	-	-	-	-	-	-	60,168	-	-	10.50	630,260
R. Scott Smith, Jr.	-	3/20/2012	332,452	664,904	1,329,809	-	-	-	-	-	-	-	-
E. Philip Wenger	4/1/2012	3/20/2012	-	-	-	-	-	-	23,928	-	-	10.50	250,646
E. Philip Wenger	-	3/20/2012	149,519	299,039	598,077	-	-	-	-	-	-	-	-
Charles J. Nugent	4/1/2012	3/20/2012	-	-	-	-	-	-	24,641	-	-	10.50	258,114
Charles J. Nugent	-	3/20/2012	131,827	263,654	527,308	-	-	-	-	-	-	-	-
James E. Shreiner	4/1/2012	3/20/2012	-	-	-	-	-	-	17,396	-	-	10.50	182,223
James E. Shreiner	-	3/20/2012	98,317	196,635	393,269	-	-	-	-	-	-	-	-
Craig A. Roda	4/1/2012	3/20/2012	-	-	-	-	-	-	16,774	-	-	10.50	175,708
Craig A. Roda	-	3/20/2012	92,029	184,058	368,116	-	-	-	-	-	-	-	-
____________________

1 Fulton approved the restricted stock awards at the March 2012 HR Committee and Board meetings, with a grant date of April 1, 2012. The low trading, high trading, closing, and average of high/low trading prices of Fulton stock on March 30, 2012, because April 1, 2012 was not a trading day, were $10.38, $10.57, $10.50 and $10.475, respectively. Fulton also approved a non-equity incentive plan award under the Variable Plan on March 20, 2012.

2 The Executives were eligible to receive a cash VCP award for 2012 pursuant to the Variable Plan that is discussed on page 28.

3 The restricted shares awarded pursuant to the 2004 Stock Plan on April 1, 2012 will cliff vest (100%) three years after the date of the grant.

4 The grant date closing price of $10.50 is the closing price on March 30, 2012 since the April 1, 2012 grant date was not a trading day. Closing price of Fulton stock was $10.56 on the March 20, 2012 Board of Director approval date of all the 2012 equity awards.

5 Grant date fair value of restricted shares awarded on April 1, 2012 was $10.475 per share, which is the average high and low trading price on March 30, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards [1]					Stock Awards [2]
Name	Number of	Number of	Equity	Option	Option	Number	Market	Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Underlying	Underlying	Plan	Price	Date	or Units of	Shares or	Plan	Plan
	Unexercised	Unexercised	Awards:	($)		Stock That	Units of	Awards:	Awards:
	Options	Options	Number of			Have Not	Stock That	Number of	Market
	(#)	(#)	Securities			Vested	Have Not	Unearned	or Payout
	Exercisable	Unexercisable	Underlying			(#) [3]	Vested	Shares,	Value of
			Unexercised				($) [4]	Units or	Unearned
			Unearned					Other	Shares,
			Options					Rights	Units or
			(#)					That Have	Other Rights
								Not Vested	That Have
								(#)	Not Vested
									($)
R. Scott Smith, Jr.	41,344	0	0	14.44	6/30/2013	-	-	-	-
R. Scott Smith, Jr.	72,189	0	0	15.38	6/30/2014	-	-	-	-
R. Scott Smith, Jr.	65,625	0	0	17.12	6/30/2015	-	-	-	-
R. Scott Smith, Jr.	46,000	0	0	15.89	6/30/2016	-	-	-	-
R. Scott Smith, Jr.	46,000	0	0	14.415	6/30/2017	-	-	-	-
R. Scott Smith, Jr.	19,734	0	0	9.965	6/30/2018	-	-	-	-
R. Scott Smith, Jr.	-	-	-	-	-	153,361	1,473,799	0	0
E. Philip Wenger	20,673	0	0	14.44	6/30/2013	-	-	-	-
E. Philip Wenger	45,939	0	0	15.38	6/30/2014	-	-	-	-
E. Philip Wenger	40,687	0	0	17.12	6/30/2015	-	-	-	-
E. Philip Wenger	24,000	0	0	15.89	6/30/2016	-	-	-	-
E. Philip Wenger	24,000	0	0	14.415	6/30/2017	-	-	-	-
E. Philip Wenger	10,296	0	0	9.965	6/30/2018	-	-	-	-
E. Philip Wenger	-	-	-	-	-	71,266	684,866	0	0
Charles J. Nugent	35,832	0	0	14.44	6/30/2013	-	-	-	-
Charles J. Nugent	63,001	0	0	15.38	6/30/2014	-	-	-	-
Charles J. Nugent	56,437	0	0	17.12	6/30/2015	-	-	-	-
Charles J. Nugent	36,000	0	0	15.89	6/30/2016	-	-	-	-
Charles J. Nugent	36,000	0	0	14.415	6/30/2017	-	-	-	-
Charles J. Nugent	15,444	0	0	9.965	6/30/2018	-	-	-	-
Charles J. Nugent	-	-	-	-	-	90,828	872,857	0	0
James E. Shreiner	20,673	0	0	14.44	6/30/2013	-	-	-	-
James E. Shreiner	45,939	0	0	15.38	6/30/2014	-	-	-	-
James E. Shreiner	40,687	0	0	17.12	6/30/2015	-	-	-	-
James E. Shreiner	24,000	0	0	15.89	6/30/2016	-	-	-	-
James E. Shreiner	24,000	0	0	14.415	6/30/2017	-	-	-	-
James E. Shreiner	10,296	0	0	9.965	6/30/2018	-	-	-	-
James E. Shreiner	-	-	-	-	-	76,967	739,653	0	0
Craig A. Roda	16,538	0	0	14.44	6/30/2013	-	-	-	-

Craig A. Roda	28,876	0	0	15.38	6/30/2014	-	-	-	-
Craig A. Roda	21,000	0	0	17.12	6/30/2015	-	-	-	-
Craig A. Roda	16,000	0	0	15.89	6/30/2016	-	-	-	-
Craig A. Roda	18,000	0	0	14.415	6/30/2017	-	-	-	-
Craig A. Roda	7,722	0	0	9.965	6/30/2018	-	-	-	-
Craig A. Roda	0	15,958	0	10.88	6/30/2021	-	-	-	-
Craig A. Roda	-	-	-	-	-	34,284	329,469	0	0
____________________

1 The number of securities underlying the options and the option exercise price has been adjusted for stock dividends and stock splits, if any, that have occurred since the option grant date.

2 Restricted stock awards listed were granted July 1, 2010, July 1, 2011, August 8, 2011 and April 1, 2012. Pursuant to the 2004 Stock Plan, dividends paid by Fulton on restricted stock awards are reinvested and subject to the same restrictions as the original award. Therefore, the number of securities underlying the restricted stock awards has been adjusted as of December 31, 2012 for dividends that have occurred since the grant date. As of December 31, 2012, the dividends reflected in the awards to Messrs. Smith, Wenger, Nugent, Shreiner and Roda were: 5,084; 3,080; 3,801; 3,359; and 1,394, respectively.

3 The restricted stock awards cliff vest (100%) three years from the date of the original grant. Shares listed are as of December 31, 2012. Mr. Smith’s unvested restricted stock awards vested upon his retirement on December 31, 2012.

4 Market value of restricted shares is based on the December 31, 2012 closing price of $9.61.

OPTION EXERCISES AND STOCK VESTED TABLE 1

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting [2]
	Acquired		Acquired
	on Exercise		on Vesting
	(#)	($)	(#)	($)
R. Scott Smith, Jr.	0	0	22,553	224,853
E. Philip Wenger	0	0	11,766	117,307
Charles J. Nugent	0	0	17,650	175,971
James E. Shreiner	0	0	11,766	117,307
Craig A. Roda	0	0	9,342	93,140
____________________

1 All of the Executives had restricted stock that vested on July 1, 2012.

2 Shares were valued at $9.97 per share, the average of the high and low trading price on July 2, 2012, the trading day after the stock award vested, because July 1, 2012 was not a trading day.

PENSION BENEFITS TABLE 1

Name	Plan Name	Number of Years	Present	Payments During
		Credited Service	Value of Accumulated	Last Fiscal Year
Benefit

		(#)	($)	($)
R. Scott Smith, Jr.	NA	-	-	-
E. Philip Wenger	NA	-	-	-
Charles J. Nugent	NA	-	-	-
James E. Shreiner	NA	-	-	-
Craig A. Roda	NA	-	-	-
____________________

1 In 2011, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton affiliate bank.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	in Last FY [2]	Withdrawals/	at Last FYE [3]
	FY	FY [1]		Distributions

	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	72,373	144,746	117,276	0	1,429,597
E. Philip Wenger	33,520	67,040	26,001	0	326,118
Charles J. Nugent	30,462	60,923	89,398	0	689,249
James E. Shreiner	18,588	37,177	21,968	0	211,692
Craig A. Roda	17,203	34,406	6,655	0	124,383
____________________

1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. See the table contained in footnote 9 of the Summary Compensation Table on page 39. Amounts listed as registrant contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2012 contributions were credited to each of the Executive’s accounts in early 2013.

2 The Executives direct the investment of their nonqualified deferred compensation contributions into various standard investment options offered from a set menu of investment funds. In 2012, the available investment funds included Goldman Sachs Fin’l Institutional Money Market Fund #474 (FSMXX), Goldman Sachs Fin’l Square Government Fund #465 (FGTXX), Goldman Sachs Core Fixed Income Institutional (GSFIX), Federated Total Return Bond Fund (FTRBX), Vanguard Windsor II - Admiral Shares (VWNAX), T. Rowe Price Growth Stock (PRGFX), Vanguard 500 Index Fund (VFINX), Goldman Sachs Growth Opportunities I (GGOIX), Vanguard Small Cap Index Blend (NAESX), Fidelity Adv Small Cap I (FSCIX) and Fidelity Adv Diversified International I (FDVIX). The Executives may change their individual elections by completing a new election form. A discussion of the Deferred Compensation Agreements and Defined Benefit Pension Plans is included on page 32.

3 Balances include the 2012 contributions made by Fulton and credited to the Executives’ accounts in early 2013.

POTENTIAL PAYMENTS UPON TERMINATION
AND GOLDEN PARACHUTE COMPENSATION TABLE

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/	Tax	Other ($)	Total ($)
				Benefits ($)	Reimbursement ($)
Voluntary Termination [1] or Termination for Cause as of December 31, 2012 2 3
E. Philip Wenger	0	0	0	0	0	0	0
Charles J. Nugent	0	0	0	0	0	0	0
James E. Shreiner	0	0	0	0	0	0	0
Craig A. Roda	0	0	0	0	0	0	0
Termination Without Cause or for Good Reason – Before a Change in Control as of December 31, 2012 4 5
E. Philip Wenger	625,000	0	0	12,000	0	0	637,000
Charles J. Nugent	1,060,000	0	0	24,000	0	0	1,084,000
James E. Shreiner	400,000	0	0	12,000	0	0	412,000
Craig A. Roda	370,000	0	0	12,000	0	0	382,000
Termination Without Cause or for Good Reason - Upon or After a Change in Control as of December 31, 2012 6 7 8 9
E. Philip Wenger	1,971,280	684,866	197,128	74,000	933,857	0	3,861,131
Charles J. Nugent	2,585,778	872,857	258,578	106,000	1,239,768	0	5,062,981
James E. Shreiner	1,264,058	739,652	126,406	74,000	541,616	0	2,745,732
Craig A. Roda	803,508	329,469	119,189	74,000	0	0	1,326,166
Termination Due to Retirement as of December 31, 2012 10 11
R. Scott Smith, Jr. [12]	1,300,000	1,473,799	0	2,325	0	0	2,776,124
E. Philip Wenger	0	684,866	0	2,300	0	0	687,166
Charles J. Nugent	0	872,857	0	1,975	0	0	874,832
James E. Shreiner	0	739,652	0	2,400	0	0	742,052
Craig A. Roda	0	329,469	0	2,300	0	0	331,769
Termination Due to Disability as of December 31, 2012 13 14
E. Philip Wenger	687,500	684,866	0	18,000	0	0	1,390,366
Charles J. Nugent	583,000	872,857	0	18,000	0	0	1,473,857
James E. Shreiner	440,000	739,652	0	18,000	0	0	1,197,652
Craig A. Roda	407,000	329,469	0	18,000	0	0	754,469
Termination Due to Death as of December 31, 2012 15 16 17
E. Philip Wenger	1,250,000	684,866	0	0	965,056	250,000	3,149,922
Charles J. Nugent	1,060,000	872,857	0	0	816,915	0	2,749,772
James E. Shreiner	800,000	739,652	0	0	618,147	250,000	2,407,799
Craig A. Roda	740,000	329,469	0	0	569,255	250,000	1,888,724
____________________

1 Voluntary Termination. In the event an Executive’s employment is voluntarily terminated by the Executive other than for “Good Reason,” which is defined in the Employment Agreements and described in footnote 4 below, Fulton’s obligations are limited to the payment of the Executive’s base salary through the effective date of the Executive’s termination date, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required and under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by the Executive as a result of voluntary termination.

2 Termination For Cause. If an Executive’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by an Executive terminated for Cause, which is defined in the Employment Agreement to include an act of dishonesty constituting a felony, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal by the Executive to perform duties, or conduct that brings public discredit on or injures the reputation of the Corporation.

3 No value is listed under Equity because the value of the Executives’ vested stock options as of December 31, 2012 was zero.

4 Termination Without Cause or for Good Reason - Before a Change in Control. If an Executive terminates the Executive’s employment for Good Reason or his employment is terminated by Fulton “Without Cause,” the Executive is entitled to receive his base salary for a specified period of time and, in the sole discretion of Fulton, the Executive also may receive an additional cash bonus. For Mr. Nugent, the specified period of time is two years. For the other Executives in this section, that period is one year. The Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the specified time period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis for such plan at Fulton’s cost plus any permitted gross up for any taxes applicable thereto. Under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by an Executive terminated Without Cause or for Good Reason. Good Reason is defined in the Employment Agreement to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a certain distance from where he previously was based. Without Cause is defined in the Employment Agreement to include any reason other than for Cause.

5 Cash amount listed for each Executive includes a severance payment based on the Executive’s 2012 base salary times the applicable multiple. The amounts listed under Cash assume no discretionary bonus was paid to the Executives by Fulton. Equity amounts listed are the value of vested stock options as of December 31, 2012, which was zero. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and benefit expenses paid by Fulton for the severance period attributed to each Executive.

6 Termination Without Cause or for Good Reason - Upon or After a Change in Control. The Executives and other employees have contributed to the building of Fulton into the successful enterprise it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. Based on a review in 2006 by the Hay Group, Fulton’s Compensation Consultant at that time, of typical Change in Control provisions offered by Fulton’s peers and the recommendation of the Hay Group, Fulton determined that the potential Change in Control benefits it offers the Executives are typical for the financial services industry and reasonable relative to the overall value of Fulton.

     A Change in Control is defined in the Employment Agreements to include the acquisition of the beneficial ownership of more than fifty percent of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert, a change in the composition of the Board of Fulton during any period of twelve consecutive months such that a majority of the Board is replaced by directors whose appointment was not endorsed by a majority of the Board before such appointment or election, the acquisition by any person or group of persons acting in concert during any twelve month period of thirty percent or more of the total voting power of the stock of Fulton or of forty percent or more of the total assets (on a gross fair value basis) of Fulton. If, during the period beginning ninety days before a Change in Control and ending two years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive resigns for Good Reason, Fulton is required to pay the Executive a multiple of the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded to the Executive over the prior three years. The Executive also is entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) payment of up to $10,000 for outplacement services; and (iii) continuation of other employee benefits to the same extent provided to employees generally for the multiple period. The HR Committee set the Change in Control payment multiple at three years in the Employment Agreements for Mr. Nugent because this was the multiple used in his prior severance agreement. For Messrs. Wenger, Shreiner and Roda, the HR Committee used a multiple of two years.

     Except for Mr. Roda’s Employment Agreement, the other Employment Agreements provide that, in the event any payment or distribution by Fulton to or for the benefit of an Executive would be subject to excise tax as a Golden Parachute, the Executive will be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross up” payment is required and its amount is to be made by a tax adviser, and Fulton is responsible for the adviser’s fees and expenses. Fulton’s Compensation Consultant advised the HR Committee in 2006 that this “gross up provision” was a typical provision in such agreements. In keeping with Fulton’s objective to offer a competitive contract when they were offered, this provision was included in the Employment Agreements in 2006, but more recent agreements, such as Mr. Roda’s, do not contain a “gross up provision.”

     Generally, the 2004 Stock Plan provides for vesting of unvested stock options and restricted shares upon a Change in Control, disability, retirement or death of an Executive.

7 Cash amounts listed are 2012 base salary and highest VCP cash incentive awards paid for last three years times applicable multiple for each Executive. The Cash amount for Mr. Roda has been reduced by $388,386 pursuant to the terms of his Employment Agreement to the extent required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended. Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2012. However, none of the Executives’ options were “in the money” and had no value as of December 31, 2012. Perquisites/Benefits include $10,000 for outplacement services, $1,000 per month during the severance period for the value of health and benefit expenses paid by Fulton, $20,000 per year for club memberships, vehicle and other expenses paid by Fulton for the severance period attributed to each Executive.

8 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to 401(k) and other retirement benefits as a result of this termination event.

9 Except for Mr. Roda, the Executives are eligible to receive Tax Reimbursement for any excise tax imposed for this termination event pursuant to their Employment Agreements. The amounts under Tax Reimbursements for all the Executives were calculated as of December 31, 2012.

10 Termination Due to Retirement. In the event an Executive terminates his employment due to retirement upon attaining age sixty-five, Fulton is obligated to pay the Executive’s base salary through the effective date of the Executive’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. Fulton would have no further obligation under the Employment Agreement; however, assuming that each Executive attained the age of sixty-five and retired as of December 31, 2012, each would have received a lump sum payment of $25 for each year of service as of December 31, 2012, a payment made to all retiring employees, plus each would have received retiree health benefits, as a supplement to the Executives’ Medicare benefits at sixty-five, at an annual estimated cost to Fulton of approximately $1,500.

     In the event an Executive terminates employment due to retirement upon attaining age sixty, and the Executive has ten or more years of consecutive service with Fulton, unvested options and restricted shares awarded under Fulton’s option plans would automatically vest. Assuming that all the Executives attained the age of sixty and retired as of December 31, 2012, none of their options would have value because they have option exercise prices above the $9.61 closing price of Fulton common stock on December 31, 2012. The Executives would have two years from the date of retirement to exercise their options in accordance with the terms of the awards.

11 Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2012. Perquisites/Benefits include a lump sum service award and $1,500 which is an estimate of Fulton’s annual cost of Medicare supplement benefits for the Executive.

12 Mr. Smith retired as Fulton’s Chairman and Chief Executive Officer effective on December 31, 2012 and other termination events are not provided as a result.

13 Termination Due to Disability. Following an Executive’s “Disability,” defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least twelve months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the Executive continues to be disabled, the Executive will continue to receive at least 60% of their base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the

Executive attains age sixty-five. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

14 Cash amount for all the Executives is six months at full salary and then 60% of salary for next 12 months. Equity amount is the value of all restricted stock as of December 31, 2012. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and benefit expenses paid by Fulton for 18 months.

15 Termination Due to Death. In the event of a termination of employment as a result of an Executive’s death, the Executive’s dependents, beneficiaries or estate, as the case may be, would receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the Survivors Benefit Life Insurance and twice base salary amount plus taxes due as a result of the payment under the Death Benefit Agreement described on page 32.

16 The Cash amount for all Executives is twice the Executive’s 2011 base salary under the Death Benefit Agreement. Mr. Nugent is not eligible to receive the Survivors Benefit Life Insurance Payment because he was hired after the plan eligibility date, and the amounts listed under Other are a $250,000 payment for the Survivors Benefit Life Insurance which the other Executives are eligible to receive.

17 Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2012.

NON-BINDING SAY-ON-PAY RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL TWO

     Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at the 2013 Annual Meeting to approve Fulton’s executive compensation as described in the Compensation Discussion and Analysis, the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”), and other related information in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s Executive pay program. At Fulton’s 2012 Annual Meeting, Fulton presented a similar proposal to its shareholders and not counting broker non-votes, approximately 91% of the shareholders who returned a ballot voted in favor of, and approved Fulton’s 2012 Say-on-Pay Proposal. The HR Committee considered the number of votes cast in favor of Fulton’s 2012 Say-on-Pay Proposal to be a positive endorsement of Fulton’s current pay programs and practices. The Corporation will continue to monitor the level of support for each Say-on-Pay proposal. However, because the shareholder vote is not binding, the outcome of the 2013 vote or any future vote may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation.

     In 2011, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one, two or three years. This type of proposal is commonly known as a “Say-When-on-Pay” proposal. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate for 2013, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future. Under current SEC rules, publicly traded companies are required, no less frequently than once every six years, to provide for a separate shareholder Say-When-on-Pay advisory vote in proxy statements for annual meetings to determine whether the Say-on-Pay vote will occur every one, two or three years and Fulton anticipates submitting a new “Say-When-on-Pay” proposal to shareholders on or before Fulton’s annual meeting of shareholders in 2017.

     As further described in the “Compensation Discussion and Analysis” section of this proxy statement starting on page 22, Fulton’s executive compensation philosophy and program are intended to achieve three objectives: align interests of the Executives with shareholder interests; link the Executives’ pay to performance; and attract, motivate and retain executive talent. Fulton’s Executive compensation program currently includes a mix of base salary, incentive bonus, equity-based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

     The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

     “RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in the proxy statement is hereby APPROVED.”

     Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

     Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action, if any, the HR Committee or Board might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the Named Executive Officers.

RESOLUTION TO APPROVE AN AMENDED AND RESTATED EQUITY
AND CASH INCENTIVE COMPENSATION PLAN – PROPOSAL THREE

     On January 15, 2013, upon the recommendation of the HR Committee and its compensation consultant, the Board of Directors approved, subject to shareholder approval at the 2013 Annual Meeting, the Amended and Restated Equity and Cash Incentive Compensation Plan (the “Plan”). The Plan is used for equity-based and cash-based awards to officers and other employees of, and designated consultants to, Fulton. The Plan enables Fulton to grant stock options and stock appreciation rights, and make restricted stock and restricted stock unit awards, to eligible participants. Such awards can have service-based and/or performance-based vesting requirements. In addition, Fulton has incorporated into the Plan the ability to make cash-based incentive awards to eligible participants. Finally, Fulton is proposing to extend the term of the Plan for an additional 10 years, until April 29, 2023.

     Fulton is amending and restating its existing 2004 Stock Option and Compensation Plan, which was initially approved by shareholders in 2004. The Board believes that the Plan has proved to be of substantial value to Fulton over the years because it has enabled Fulton to offer to the Executives, and other employees, long-term incentive compensation that creates a proprietary interest in Fulton and motivates the selected participants to contribute to the continuing financial success of Fulton.

     The Board is seeking shareholder approval for the amended and restated Plan, specifically: (a) for the Plan as a whole; (b) for the addition of stock appreciation rights, restricted stock units and cash-based incentive awards to the types of awards that may be issued under the Plan; (c) to extend the term of the Plan for 10 years to April 29, 2023; and (d) to obtain shareholder approval of the Plan under Section 162(m) of the Tax Code so that Fulton can make future awards under the Plan that fall within the requirements of Section 162(m) of the Tax Code, allowing Fulton to treat such awards as deductible for income tax purposes.

     As of December 31, 2012, there were 6,076,121 shares of common stock underlying outstanding stock option and restricted stock awards under the Plan. As of such date, there were 11,811,046 shares available for future awards under the Plan. The Corporation believes that the number of shares of common stock remaining available for future awards under the Plan is sufficient to adequately provide for participation of the officers, key employees and consultants who are eligible to receive such grants over the next three to five years and, therefore, has requested only a modest number of additional shares to be added to the Plan to round out the number of shares on a post-split basis. In the event that shareholders approve Proposal Three, a total of 11,811,046 shares will be available for future awards under the Plan. On March 1, 2013, the closing price of Fulton’s common stock was $11.27 per share.

     The Corporation is also seeking shareholder approval of performance-based awards (both equity-based and/or cash-based) made under the Plan for purposes of complying with Section 162(m) of the Tax Code. Generally, Section 162(m) of the Tax Code does not allow a tax deduction to publicly held companies for compensation that is paid to the CEO and the four most highly compensated executive officers other than the CEO to the extent such compensation exceeds one million dollars per officer in any year. However, awards made by a publicly held company pursuant to a performance-based compensation plan that is approved by its shareholders at least every five years will not be subject to such deduction limit. In order to satisfy this requirement, Fulton is submitting the Plan for shareholder approval at this Annual Meeting.

     Key Terms of the Plan

     The Plan is attached to this proxy statement as Exhibit A. We encourage you to review the Plan provisions, and not to rely solely on this summary for information about the Plan.

     Participants The Plan is available for equity-based and cash-based awards to officers and other employees of Fulton and its affiliates, which means entities under common control with Fulton, and to eligible consultants. The eligible consultants are former directors, employees or advisory board members who are subsequently engaged by Fulton to provide consulting or advisory services. Non-employee directors of Fulton and/or its affiliates are not eligible to receive awards under the Plan. The Board anticipates that awards will be made to approximately 330 officers, other employees and eligible consultants annually, although awards may be made to additional participants at the discretion of the HR Committee.

     Participants in the Plan potentially include the executive officers of Fulton, including the Named Executive Officers. The Corporation is not able to determine the specific benefits under the Plan that will be granted to executive officers in the future, as the HR Committee has the discretion to determine the amount and timing of awards under the Plan. Please see pages 31 for a description of the equity awards made to the Named Executive Officers in 2012.

     Administration. The Plan is administered by the HR Committee, which has general authority to interpret provisions of the Plan and enact such rules and regulations that it shall deem appropriate for the administration of the Plan. The HR Committee also can amend the terms of existing awards under the Plan; if such change negatively impacts the rights of the participant, the participant must approve such change. The HR Committee’s discretion is limited in those matters that do not require shareholder approval, such as increasing the number of shares available under the Plan, expanding the class of participants, creating a new type of award under the Plan, or similar matters.

     Types of Awards Available under the Plan. Under the Plan, the HR Committee can make equity-based awards of stock options, stock appreciation rights, restricted stock, and restricted stock units, and/or cash-based incentive compensation awards to participants. The HR Committee can make a number of different awards to the same participant during any calendar year, but no participant can receive awards equal to more than 500,000 shares of Fulton’s common stock in any calendar year, or a cash award in any given performance period in excess of $5,000,000.

     • Stock Options. Under the Plan, Fulton may grant stock options designed to qualify for special tax treatment under Section 422 of the Tax Code (“incentive stock options”) or stock options that are not intended to so qualify for special tax treatment under Section 422 of the Tax Code (“non-qualified stock options”). The exercise price of a stock option may not be less than the fair market value of Fulton’s common stock on the date the stock option is granted. The Plan establishes such fair market value as equal to the closing price of Fulton’s common stock on the date of grant.

     The vesting schedule for stock option awards under the Plan may be determined by the HR Committee, but if a vesting schedule is not selected, a default vesting schedule of cliff vesting on the third anniversary of the date of grant is established under the Plan. There are a number of events that may accelerate the vesting of outstanding stock option awards, or extend the time in which a participant may exercise vested stock option awards. These events are described on pages 55 to 56. Otherwise, all unexercised stock options terminate, unless the HR Committee determines otherwise, upon the earlier of termination of employment or 10 years after the date of grant. No incentive stock option can be exercised more than 10 years after the date of grant. If a participant terminates his or her employment for reasons other than those described on pages 55 to 56, he or she must exercise vested stock options prior to termination of employment, unless the time to exercise is extended by the HR Committee; however, if not exercised, such awards terminate.

     Upon exercise of a stock option, the exercise price may be paid in cash or in common stock of Fulton or a combination of cash and stock. The HR Committee may specify at the time of any stock option grant that any withholding taxes required to be paid by the participant at the time of exercise may be paid by delivering already owned shares of Fulton’s common stock, or by receiving a number of shares that is “net” of the number of the shares equal to the amount of the withholding taxes.

     The Plan permits stock options to be transferred by participants by will, by the laws of descent or pursuant to a domestic relations order.

     Incentive stock options are subject to the requirements of Section 422 of the Tax Code, requiring that the aggregate fair market value of stock subject to an incentive stock option exercisable for the first time by a participant during a calendar year must not exceed $100,000, and no incentive stock option can be granted to any employee who owns, at the time of the award, more than 10% of the total combined voting power of all classes of stock of Fulton unless the stock option exercise price at date of grant is at least 110% of the fair market value of the common stock, and the stock option is not exercisable for more than five years after the date of grant.

     • Stock Appreciation Rights. The Plan also permits the HR Committee to grant stock appreciation rights. These rights entitle the participant to receive at the time of the exercise, cash equal to the difference between the fair market value of a share of Fulton’s common stock, at the time of the grant of the stock appreciation rights and at the time of the exercise. The HR Committee can also determine to pay stock appreciation rights in common stock. The exercise price of any stock appreciation rights must equal the fair market value of the common stock on the date of grant.

     • Restricted Stock Awards. The Plan further authorizes the HR Committee to grant restricted stock to participants, with terms and conditions that the HR Committee deems appropriate. A participant getting a restricted stock award receives issued and outstanding shares of Fulton’s common stock, but such shares are subject to forfeiture back to Fulton if the forfeiture restrictions imposed by the HR Committee are not met. Forfeiture restrictions can be time-based (restriction periods) and/or performance-based. Restriction periods generally will be for three years, although the HR Committee may establish a different time period, but not less than one year.

     During the restriction period, the participant is the owner of the shares of common stock and is entitled to vote the shares. The HR Committee has the discretion to award dividends associated with the restricted stock, but such dividends are credited to the participant’s account and paid only upon the release of the restrictions on such restricted stock award. Upon the lapse of any forfeiture restrictions, the issued shares of Fulton’s common stock are then owned by the participant without any risk of forfeiture back to Fulton.

     A participant may forego delivery of an applicable number of shares due to such participant as a result of lapse of restrictions on such restricted stock award to pay any withholding tax due upon such lapse of restrictions.

     • Restricted Stock Units. The HR Committee has authority to grant restricted stock units to participants, with such terms and conditions as the HR Committee deems appropriate. Restricted stock units are similar to restricted stock, but a restricted stock unit is the right to receive a share of common stock at some point in the future; the common stock is not issued and outstanding at the time of award. Restricted stock units are subject to forfeiture if the time-based or performance-based forfeiture restrictions imposed by the HR Committee are not met. A restriction period could be an established number of years, could last until the cessation of employment of the participant, could be based on the performance criteria described below, or could be based on a combination of time and performance criteria.

     During the restriction period, the participant is not the owner of the shares of common stock, but, if authorized by the HR Committee, is entitled to receive “dividend equivalents,” which are cash and/or stock payments in the amount of any dividend on our common stock that is declared and paid by the Board. Such dividend equivalents are credited to the participant’s account and paid only upon the release of the restrictions on such restricted stock unit award.

     Upon the lapse of any forfeiture restrictions, the participant will be issued shares of Fulton’s common stock. The HR Committee has the power to permit, at its discretion, acceleration of the applicable restriction period with respect to any part or all of a restricted stock unit award. Certain events will accelerate the lapse of such restriction period; these events are described on pages 55 to 56 of this proxy statement. Otherwise, upon cessation of employment, all restricted stock units for which there are unlapsed restrictions are forfeited without payment of any consideration by Fulton, unless the HR Committee provides otherwise.

     A participant may forego delivery of an applicable number of shares due to such participant as a result of the lapse of restrictions on such restricted stock units award to pay any withholding tax due upon such lapse of restrictions.

     • Performance Share Awards. The HR Committee can make a stock-settled award under the Plan subject to the achievement of established performance goals over a designated performance period. A performance period cannot be less than one fiscal quarter, but is generally expected to range from one to three fiscal year periods. The performance goals are established by the HR Committee based on performance criteria set forth in the Plan.

     For awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Tax Code, the performance goals will be based on specified performance criteria listed below; the performance goals will be established by the HR Committee within ninety days after the beginning of a performance period; and the HR Committee will determine if such awards are “earned” and can be paid, and will certify in writing to the achievement, and the extent of the achievement, of the designated performance goals following the performance period. Such performance goals can be earned at a minimum, target, maximum or extrapolated level, as determined and certified by the HR Committee. For performance awards that are not intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Tax Code, the HR Committee may use any of the performance criteria designated for Section 162(m) “performance-based” awards, or may base the performance goals on any other financial or operating goals.

     The performance criteria that can be utilized (individually, in ratios or other combinations) are: (a) basic earnings per share; (b) basic cash earnings per share; (c) diluted earnings per share; (d) core earnings per share; (e) diluted cash earnings per share; (f) earnings before taxes; (g) net income; (h) net interest income; (i) non-interest income; (j) revenue; (k) efficiency ratio; (l) salaries and benefits efficiency ratio; (m) return on average assets; (n) core return on average assets; (o) core return on equity; (p) return on average shareholders’ equity; (q) return on average tangible shareholders’ equity; (r) core earnings; (s) operating income; (t) net interest margin; (u) net interest rate spread; (v) growth in assets, loans or deposits; (w) loan production volume; (x) sales; (y) net charge-offs; (z) nonperforming/classified assets; (aa) classified loans; (bb) cash flow; (cc) capital level (core or risk-based); (dd) interest rate risk exposure-net portfolio value; (ee) interest rate risk-sensitivity; (ff) liquidity; (gg) strategic business objectives, cost control, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (hh) objective customer service measures or indices, (ii) stock price (including, but not limited to, growth measures and total shareholder return); (jj) operating expense as a percentage of average assets; (kk) core deposits as a percentage of total deposits; (ll) net charge-off percentage; (mm) loan delinquency rates; and (nn) market share. The performance criteria will be based on the attainment of specific levels of performance of Fulton or an affiliate, division, business unit or operational unit of Fulton.

     If authorized by the HR Committee, a participant may be entitled to receive dividend equivalents on performance share awards. Any such dividend equivalents would be credited to the participant’s account and paid only upon the determination of whether the performance share award is earned and the underlying shares of common stock issued.

     • Cash-Based Awards The Plan also provides authority to the HR Committee to make cash-based performance compensation awards to eligible participants. It is contemplated that the HR Committee will use this authority to make awards that qualify as “performance-based compensation” under Section 162(m) of the Tax Code.

     Within the first 90 days of any performance period, the HR Committee will determine which participants will be eligible to receive cash-based performance compensation awards for such performance period. The Committee shall have full discretion to select the length of such performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), and the kind(s) and/or level(s) of the performance goal(s) that is (are) to apply to the performance formula.

     Unless otherwise provided in the applicable award agreement, a participant must be employed by Fulton on the last day of a performance period to be eligible for payment in respect of a cash-based performance compensation award for such performance period. A performance compensation award will only be eligible for payment to the extent that the selected performance goals are achieved during the performance period and/or application of the selected performance formula indicates that all or some portion of such performance compensation award has been earned for the performance period. The HR Committee may use its discretion to reduce or eliminate the amount of the performance compensation award earned under the performance formula in the performance period. The Committee will not have the discretion to grant or provide payment in respect of a performance compensation award for a performance period if the performance goals for such performance period have not been attained. The maximum payment that can be made to any one participant during a performance period is $5,000,000.

     Following the completion of a performance period, the HR Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing the amount of the performance compensation awards earned for the period based upon the performance formula.

     Vesting – General

     • Time-Based Awards. Subject to the acceleration discussed below, stock option, stock appreciation rights, restricted stock and/or restricted stock unit awards that have a time or service-based vesting schedule and are not subject to performance vesting requirements will vest and become exercisable, or have lapse of forfeiture restrictions, as applicable, unless the HR Committee provides otherwise in the award agreement, on the third anniversary of the date of grant. The HR Committee will not, in the exercise of its discretion, establish a vesting period for a restricted stock or restricted stock unit time vested award that is less than one year after the date of grant.

     • Performance-Based Awards. Performance-based equity and cash awards will be earned based on the HR Committee’s determination of the extent to which the established performance goals are met during the established performance period. Except as described below, no award that is intended to be considered performance-based under Section 162(m) of the Tax Code shall be permitted to accelerate upon the participant’s retirement or other termination of service other than for death or disability.

     Clawback of Awards.

     Any awards made under the Plan are subject to recovery by Fulton (typically known as a “clawback” provision) as required under any law, regulation or stock exchange listing requirement or any policy of Fulton that currently exists or which is implemented in the future.

     Acceleration of Vesting in Certain Events.

     Certain events accelerate the vesting schedule for outstanding awards under the Plan, or provide a longer period for the participant to exercise vested stock options, except as may be set forth, at the discretion of the HR Committee, in the applicable award document. Such events include:

     • A Change in Control of Fulton. Upon a termination of a participant’s service to Fulton within the 12 months following a change in control, all stock options vest and are eligible for exercise by the participant, and the forfeiture restrictions lapse on all time-based restricted stock and restricted stock units awards. A change in control includes a consolidation or merger of Fulton into another company, a sale of all the assets of Fulton, one person, group or entity acquiring at least 50% of the voting securities of Fulton, or a majority of Board members of Fulton changing within one year (without the approval of the then-existing directors).

     • The Death or Disability of a Participant. In the case of death or disability of a participant, all stock options become immediately exercisable and, if the stock options do not otherwise expire by reaching the end of their term, a participant who dies or becomes disabled has one year after cessation of employment to exercise his or her stock options. In addition, all forfeiture restrictions lapse on all outstanding restricted stock and restricted stock unit awards upon death or disability of a participant.

     • The Retirement of a Participant. The Plan defines “retirement” as retirement from service to Fulton or an affiliate of Fulton after attaining age 60 with at least ten years of continuous service. In the case of retirement, all stock options become immediately exercisable, and the participant has the shorter of one year or the end of the stock option term to exercise such stock options. The forfeiture restrictions on time-based restricted stock awards do not automatically lapse upon retirement. The forfeiture restrictions on time-based restricted stock units awards lapse upon retirement, however, if such retirement would constitute a “separation from service” under Code Section 409A, such awards are not paid for six months after retirement. The HR Committee has the discretion to vary any of these provisions.

     • Separation from Service Resulting from Layoff or Position Elimination. In the event a participant loses his or her position resulting from a layoff or position elimination, the exercise period for all outstanding, vested stock option awards will be extended for 90 days; all time-based equity awards that are unvested or that remain subject to risk of forfeiture will terminate and expire.

     • Performance-Based Awards. The Plan contains special rules for the impact of a change in control, or the death, disability or retirement of the participant on performance-based awards.

  Change in control. With respect to performance compensation awards, in the event of a change in control, all incomplete performance periods in respect of such award in effect on the date the change in control occurs shall end on the date of such change and the HR Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participants partial or full awards with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained. In addition, the Plan provides the HR Committee with the discretion to cancel existing awards and to pay to the participants the value of such cancelled awards in cash or stock.

  Death or disability. The HR Committee will determine the impact of the death or disability of the participant on stock- or cash-based performance awards.

  Retirement. Upon retirement, for each performance compensation award (cash-based) and performance share award (stock-based) the HR Committee will (i) determine the extent to which performance goals with respect to such performance period have been met during or with respect to the period of the participant’s active employment, and (ii) cause to be paid to the applicable participant partial or full awards for such future performance period based upon the HR Committee’s determination of the degree of attainment of performance goals.

     Adjustments. In the event of certain changes in the number or kind of outstanding shares of Fulton’s common stock, such as a merger, consolidation, recapitalization, stock dividend or stock split, the HR Committee must make an appropriate proportional adjustment to the number of shares available for award under the Plan, to the maximum number of shares that can be awarded to one participant in a calendar year, to the number of shares and exercise price of stock options and stock appreciation rights, and to the number of shares underlying restricted stock and restricted stock units awards.

     Amendments to the Plan. The Board may amend the Plan for any reason, in compliance with applicable law. However, if shareholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange, the amendment will not be effective until such approval is obtained. In addition, shareholder approval is required for any amendment that materially increases the benefits under the Plan to a participant(s), results in the reduction in the exercise price for any previously granted stock option, including any reduction accomplished through cancellation of the stock option and the granting of a replacement option or by any other means.

     Term of the Plan. Once the shareholders approve the amended and restated Plan at the 2013 Annual Meeting, the Plan shall remain effective for a term of 10 years until April 29, 2023. Upon the expiration of such term, no additional awards can be made under the Plan, unless the term is extended with the approval of the Board and the shareholders. Any awards outstanding at the time of termination of the Plan will continue in full force and effect in accordance with their respective terms.

     Miscellaneous. The Plan is an unfunded plan.

     Federal Income Tax Consequences

     The following discussion addresses certain federal tax consequences in connection with awards under the Plan. State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

     Incentive Stock Options. A participant is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the participant was an employee of Fulton at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the participant holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

     If the participant satisfies both the employment rule and the holding rule, for regular tax purposes the participant will not realize income upon exercise of the incentive stock option and Fulton will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be.

     If the participant meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as capital gain (long-term or short-term depending on the length of time the stock was held after the incentive stock option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess of the sales price over the option exercise price. In both situations, the tax deduction allowable to Fulton is limited to the amount of ordinary income recognized by the participant. Under current Internal Revenue Service guidelines, Fulton is not required to withhold any federal income tax in the event of a disqualifying disposition.

     Different consequences will apply for a participant subject to the alternative minimum tax.

     Non-Qualified Stock Options. Under present United States Treasury guidance, an employee who is granted a non-qualified stock option will not realize taxable income at the time the stock option is granted. In general, a participant will be subject to tax in the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and Fulton will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The participant’s basis in the shares acquired will be equal the fair market value on the date of exercise. Upon subsequent disposition of the shares, the participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised, in an amount equal to the difference between the sales price and the participant’s basis.

     Stock Appreciation Rights. A participant will not realize any income at the time of grant of a stock appreciation right. Upon the exercise of a stock appreciation right, any cash received will constitute ordinary income to the participant, and Fulton will be entitled to a deduction in the same amount.

     Restricted Stock. A participant normally will not realize taxable income upon the award of restricted stock, and Fulton will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividend equivalents, if any, received by the participant. Upon termination of the restrictions, including, for performance-based awards, the determination of the achievement of the applicable performance goals, the participant will realize ordinary income in an amount equal to the fair market value of Fulton’s common stock at that time and Fulton will be entitled to a deduction in the same amount. However, a participant may elect to realize ordinary income in the year the restricted stock is awarded in an amount equal to the fair market value at the time of the award, determined without regard to the restrictions. In such event, Fulton would be entitled to a deduction in such year in the same amount, and any gain or loss realized by the participant upon subsequent disposition of the common stock would be capital gain or loss. If, after making this election, any restricted stock is forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction for the loss.

     Restricted Stock Units. A participant normally will not realize taxable income upon the award of restricted stock units. A participant will be subject to tax on the earlier of the year in which the participant receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the participant will recognize income equal to the fair market value of the shares of Fulton’s common stock received, or no longer subject to a substantial risk of forfeiture, and Fulton will be entitled to a deduction in the same amount.

     Deductibility of Executive Compensation. Section 162(m) of the Tax Code disallows a tax deduction to publicly held companies for compensation paid to the CEO and the four most highly compensated executive officers, other than the CEO, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation that is not considered to be performance-based. Compensation deemed paid by Fulton in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under the Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m). It is anticipated that any compensation deemed paid by Fulton in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by Fulton without limitation under Section 162(m) of the Tax Code.

     Restricted stock and restricted stock unit awards with performance-based vesting metrics are also considered performance-based awards. Restricted stock and restricted stock unit awards granted to covered executive officers are also excluded from the $1 million limitation if such awards are specifically designed to comply with Section 162(m)’s performance-based exemption. In order to satisfy Section 162(m)’s performance-based exemption, payment of the award must be contingent on the satisfaction of objective performance goals established in writing by a committee comprised solely of two or more outside directors (such as the HR Committee) not later than 90 days after the beginning of the applicable performance period and not later than 25% of the performance period has elapsed. Under the Plan, the performance goals must be stated by the HR Committee as specific amounts of, or specific changes in, one or more of the performance criteria with respect to Fulton as a whole or any one or more of its business units. The HR Committee may set performance goals that apply the performance criteria in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof.

     Within a reasonable time after the close of a performance period, the HR Committee must determine whether the performance goals for that performance period have been met. The HR Committee may not exercise discretion to increase any amount intended to qualify under Section 162(m).

     Impact of Section 409A. Section 409A of the Tax Code applies to compensation vested or deferred after December 31, 2004. Generally, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year.

     Stock options, stock appreciation rights and restricted stock awarded under the Plan are intended to be exempt from the requirements of Section 409A. Restricted stock units granted under the Plan may be subject to Section 409A, unless the terms of the award satisfy an exemption from Section 409A. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the approval of an Amended and Restated Equity and Cash Incentive Compensation Plan for all purposes described in this Proposal Three, including for purposes of Section 162(m) of the Tax Code.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     For the years ended December 31, 2012 and December 31, 2011, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2012 and 2011 are summarized in the following table.

	2012	2011
Audit Fees – Annual Audit and Quarterly Reviews (1)	$1,361,280	$1,443,520
Audit Fees – Issuance of Comfort Letters and Consents	0	7,100
Audit Fees – Statutory Audit	41,000	44,720

Audit Fees Subtotal	1,402,280	1,495,340

Audit Related Fees (2)	17,160	17,680
Tax Fees (3)	57,568	43,700
All Other Fees (4)	161,033	0

TOTAL	$1,638,041	$1,556,720
____________________

(1) Amounts presented for 2012 are based upon the audit engagement letter and additional fees paid. Final billings for 2012 may differ.

(2) Fees paid for a required agreed-upon procedures report related to student lending.

(3) Includes fees rendered in connection with tax services relating to Federal and state tax matters.

(4) Fees paid related to a review of our risk assessment process.

     The appointment of KPMG for the fiscal year ended December 31, 2013 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 27, 2013. Representatives of KPMG are expected to be present at the 2013 Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

     The Audit Committee has carefully considered whether the provision of the non-audit services described above which were performed by KPMG in 2012 and 2011 would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

     All fees paid to KPMG in 2012 and 2011 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

     Based on its review and discussion of the audited 2012 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit B.

RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL FOUR

     Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2013. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is a common practice with other publicly traded companies. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2013. If Fulton’s shareholders at the 2013 Annual Meeting do not approve this proposal, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2014, but no determination has been made as to what action, if any, the Audit Committee would take if shareholders do not ratify the appointment of KPMG.

     KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through 2012. Representatives of KPMG are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2013.

ADDITIONAL INFORMATION

     A copy of the Annual Report of Fulton on Form 10-K as filed with the Securities and Exchange Commission, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     The Fulton Annual Report on Form 10-K for year ended December 31, 2012 and this proxy statement are posted and available on Fulton’s website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter and Fulton’s Corporate Governance Guidelines, are also posted and available on Fulton’s website at www.fult.com.

     Only one proxy statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future proxy statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

     If you would like to reduce the costs incurred by Fulton in mailing proxy material, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

OTHER MATTERS

     The Board of Directors of Fulton knows of no matters other than those discussed in this proxy statement which will be presented at the 2013 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

E. PHILIP WENGER
Chairman of the Board, President
and Chief Executive Officer

Lancaster, Pennsylvania
March 27, 2013

EXHIBIT A

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
EQUITY AND CASH INCENTIVE COMPENSATION PLAN

Effective Date: April 29, 2013

TABLE OF CONTENTS

Article 1. Purpose of the Plan		1

Article 2. Definitions		1
2.01	“Affiliate”	1
2.02	“Applicable Laws”	1
2.03	“Award”	1
2.04	“Award Agreement”	1
2.05	“Board”	1
2.06	“Business Combination”	1
2.07	“Cause”	1
2.08	“Change in Control”	2
2.09	“Code”	2
2.10	“Code of Conduct”	2
2.11	“Committee”	2
2.12	“Common Stock”	3
2.13	“Company”	3
2.14	“Consultant”	3
2.15	“Continuous Service”	3
2.16	“Covered Employee”	3
2.17	“Date of Grant”	3
2.18	“Date of Exercise”	3
2.19	“Disability”	3
2.20	“Disqualifying Disposition”	3
2.21	“Director”	3
2.22	“Effective Date”	3
2.23	“Employee”	3
2.24	“Exchange Act”	3
2.25	“Exercise”	4
2.26	“Fair Market Value”	4
2.27	“Incentive Stock Option”	4
2.28	“Independent” or “Independence”	4
2.29	“Non-Employee Director”	4
2.30	“Non-Qualified Stock Option”	4
2.31	“Option”	4
2.32	“Optionee”	4
2.33	“Option Exercise Price”	4
2.34	“Outside Director”	4
2.35	“Participant”	4
2.36	“Performance Compensation Award”	4
2.37	“Performance Criteria”	4
2.38	“Performance Formula”	5
2.39	“Performance Goals”	5
2.40	“Performance Period”	5
2.41	“Performance Share Award”	5
2.42	“Performance Share”	5
2.43	“Plan”	5
2.44	“Repricing”	5
2.45	“Restricted Award”	6
2.46	“Restricted Period”	6
2.47	“Restricted Stock”	6
2.48	“Restricted Stock Unit”	6
2.49	“Retirement”	6
2.50	“Securities Act”	6
2.51	“Shares”	6
2.52	“Stock Appreciation Right”	6
2.53	“Ten Percent Shareholder”	6

Article 3. Administration of the Plan		6
3.01	Committee Composition	6
3.02	Delegation	6
3.03	Authority of Committee	7
3.04	Indemnification	8

Article 4. Shares Subject to the Plan		8
4.01	Shares Subject to the Plan	8
4.02	Recycling of Shares	8

Article 5. Eligibility		8
5.01	General	8
5.02	Eligibility for Specific Awards	8
5.03	Ten Percent Shareholders	8

Article 6. Option Provisions		9
6.01	General	9
6.02	Termination of Continuous Service	10
6.03	Incentive Stock Option Limitation	10
6.04	Incentive Stock Option Qualifying Disposition	10

Article 7. Stock Appreciation Rights		11
7.01	General	11
7.02	Term	11
7.03	Exercise and Payment	11
7.04	Exercise Price	11

Article 8. Restricted Awards		11
8.01	General	11
8.02	Restricted Stock	11
8.03	Restricted Stock Units	12
8.04	Restrictions	12
8.05	Delivery of Restricted Stock and Settlement of Restricted Stock Units	12
8.06	Stock Restrictions	13

Article 9. Performance Share Awards		13
9.01	Grant of Performance Share Awards	13
9.02	Earning Performance Share Awards	13
9.03	Dividend Equivalents	13

Article 10. Performance Compensation Awards		13
10.01	General	13
10.02	Eligibility	13
10.03	Discretion of Committee with Respect to Performance Compensation Awards	13
10.04	Payment of Performance Compensation Awards	14

Article 11. Vesting		14
11.01	General	14
11.02	Time-Vested Awards	14
11.03	Performance Awards	15

Article 12. Changes in Capital Structure		15
12.01	Adjustment Upon Changes in the Common Stock	15
12.02	Adjustment Binding	15
12.03	Adjustment to Grants	16

Article 13. Effect of Change in Control		16
13.01	General	16
13.02	Committee Discretion	16
13.03	Successors	16

Article 14. Registration of Stock		16
14.01	General	16
14.02	Restrictions	16

Article 15. Tax Withholding		17

Article 16. Amendment or Termination of the Plan		17
16.01	Amendment of the Plan	17
16.02	Amendments Pertaining to Qualification	17
16.03	Term of the Plan	17
16.04	No Impairment of Rights	17

Article 17. General Provisions		18
17.01	Non-Uniform Treatment	18
17.02	Shareholders	18
17.03	Employment or Service	18
17.04	Other Compensation Arrangements	18
17.05	Clawback	18
17.06	Recapitalizations	18
17.07	Delivery	18
17.08	Deferral of Awards	18
17.09	Other Provisions	18
17.10	Section 409A	18
17.11	Section 16 Compliance	19
17.12	Section 162(m)	19
17.13	Beneficiary Designation	19
17.14	Unfunded Plan	19
17.15	Acceptance of Terms and Conditions	19
17.16	Liability	19
17.17	Choice of Law	19
17.18	Severability	19
17.19	Headings	19

Article 18. Effective Date		19

FULTON FINANCIAL CORPORATION

AMENDED AND RESTATED
EQUITY AND CASH INCENTIVE COMPENSATION PLAN

Article 1. Purpose of the Plan.

     The purposes of the Amended and Restated Equity and Cash Incentive Compensation Plan (the “Plan”) of Fulton Financial Corporation (the “Company”) are to: (i) align the interests of key individuals with those of the Company’s shareholders by encouraging and creating ownership of Shares of Common Stock of the Company; (ii) enable the Company to attract and retain qualified individuals who contribute to the Company’s success by their efforts, service, ability and ingenuity; (iii) provide meaningful long-term equity and cash-based rewards and incentive opportunities to key individuals who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives; (iv) reward individual performance; and (v) allow the Company to be competitive amongst its peers. The Plan amends and restates the Company’s 2004 Stock Option and Compensation Plan. All outstanding awards granted under the Plan prior to its amendment and restatement shall remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this Amended and Restated Plan that are materially adversely affected by the provisions in this Amended and Restated Plan shall be subject to such provisions without the prior consent of the applicable Participant.

Article 2. Definitions.

     For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

     2.01 “Affiliate” means a parent or subsidiary corporation of the Company, as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), or any other entity that is a parent or subsidiary of the Company, including a parent or subsidiary which becomes such after the Effective Date of the Plan.

     2.02 “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the Shares of Common Stock are listed or quoted.

     2.03 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award. Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions included by the Committee in the Award Agreement, to the extent not inconsistent with this Plan.

     2.04 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Committee, be transmitted electronically to any Participant.

     2.05 “Board” means the Board of Directors of the Company.

     2.06 “Business Combination” has the meaning set forth in Section 2.08(d).

     2.07 “Cause” means with respect to any Employee:

          (a) If the Employee is a party to an employment or service agreement with the Company or one of its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

          (b) If no such agreement exists, or if such agreement does not define Cause means the following:

               (i) the Employee shall have committed an act of dishonesty constituting a felony and resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company or an Affiliate;

               (ii) the Employee’s use of alcohol or other drugs which interferes with the performance by the Employee or the Consultant of his or her duties for the Company or an Affiliate;

               (iii) the Employee deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to perform Employee’s duties to the Company or an Affiliate, with such refusal or failure continuing for a period of at least 30 consecutive days following the receipt by the Employee of written notice from the Company or an Affiliate setting forth in detail the facts upon which the Company or the Affiliate relies in concluding that the Employee has deliberately and intentionally refused or failed to perform such duties;

               (iv) the Employee’s material violation of the Company’s Code of Conduct (or similar code of conduct maintained by an Affiliate); or

               (v) the Employee’s conduct that brings discredit on or injures the reputation of the Company, in the Company’s reasonable discretion.

The Committee may determine that a Consultant is terminated for Cause as a result of a violation of the Company’s Code of Conduct (or similar code of conduct maintained by an Affiliate). For purposes of the Plan, the Committee shall determine the effect of all matters and questions relating to whether an Employee has been discharged for Cause, including but not limited to terminations pursuant to the Company’s Code of Conduct.

     2.08 “Change in Control” of the Company means:

          (a) a majority of the members of the Board are replaced during any twelve-month (12) period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

          (b) the acceptance and completion of a tender offer or exchange offer by any entity, person or group (including any affiliates of such entity, person or group, other than an Affiliate of the Company) for fifty percent (50%) or more of the outstanding voting power of all capital stock of the Company;

          (c) the acquisition by any entity, person or group (including any affiliates of such entity, person or group, other than an Affiliate of the Company) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Company’s capital stock entitled to fifty percent (50%) or more of the outstanding voting power of all capital stock of the Company;

          (d) a merger, consolidation, division, share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), as a result of which the holders of the outstanding voting capital stock of the Company immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than the Company) or is such party’s affiliate as defined in the Exchange Act, hold less than a majority of the voting capital stock of the surviving or resulting corporation; or

          (e) the transfer of substantially all of the assets of the Company other than to a wholly owned subsidiary of the Company.

     2.09 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

     2.10 “Code of Conduct” means the Company’s Code of Conduct approved by the Board, as amended from time to time, and posted on the Company’s website.

     2.11 “Committee” means the Human Resources Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan, in accordance with Article 3.

     2.12 “Common Stock” means the common stock, par value $2.50 per share, of the Company.

     2.13 “Company” means Fulton Financial Corporation a Pennsylvania business corporation, and any successor thereto.

     2.14 “Consultant” means any former director, employee or advisory board member of the Company or an Affiliate who is subsequently engaged by the Company or an Affiliate to render consulting or advisory services. The term “Consultant” shall not include a current Director, advisory board member or a current member of the board of an Affiliate.

     2.15 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

     2.16 “Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service Notice 2007-49.

     2.17 “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

     2.18 “Date of Exercise” in respect of any Option granted under the Plan means the date on which the Participant’s written notice of Exercise is received by the Company pursuant to procedures prescribed by the Committee.

     2.19 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Article 6 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Article 6 hereof, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

     2.20 “Disqualifying Disposition” has the meaning set forth in Section 6.04.

     2.21 “Director” means a member of the Board.

     2.22 “Effective Date” is described in Article 18.

     2.23 “Employee” means any person employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee means an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

     2.24 “Exchange Act” has the meaning set forth in Section 2.08(c).

     2.25 “Exercise” in respect of an Option, means the delivery by the Participant to the Secretary of the Company of a written notice of exercise in the form specified by the Committee, accompanied by payment in full of the Option Exercise Price.

     2.26 “Fair Market Value” means, as of any date, the value of a share of the Common Stock as determined below. If the Common Stock is listed on any national stock exchange or national interdealer quotation system, the Fair Market Value shall be the closing price on the Date of Grant (or if no sales of shares were reported on any stock exchange or quoted on any interdealer quotation system on that day, the price on the next preceding trading day on which such price was quoted) as quoted on such exchange or interdealer quotation system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

     2.27 “Incentive Stock Option” means an Option issued pursuant to the Plan that meets the requirements of Section 422 of the Code, as set forth in Section 6.03.

     2.28 “Independent” or “Independence” means, with respect to a Director who is a Committee member, the independence requirements applicable to a Committee member under the rules and regulations of the U.S. Securities and Exchange Commission and the national securities exchange or national interdealer quotation system on which the Common Stock is then listed or quoted.

     2.29 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

     2.30 “Non-Qualified Stock Option” means an Option issued pursuant to the Plan that is not intended to be an Incentive Stock Option.

     2.31 “Option” means a right granted to a Participant to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     2.32 “Optionee” means a Participant to whom an Option has been awarded.

     2.33 “Option Exercise Price” means the price at which a Share of Common Stock may be purchased upon the Exercise of an Option.

     2.34 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

     2.35 “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

     2.36 “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Article 10 of the Plan.

     2.37 “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to one or more of the following, used individually or in ratios or other combinations: (a) basic earnings per share; (b) basic cash earnings per share; (c) diluted earnings per share; (d) core earnings per share; (e) diluted cash earnings per share; (f) earnings before taxes; (g) net income; (h) net interest income; (i) non-interest income; (j) revenue; (k) efficiency ratio; (l) salaries and benefits efficiency ratio; (m) return on average assets; (n) core return on average assets; (o) core return on equity; (p) return on average shareholders’ equity; (q) return on average tangible shareholders’ equity; (r) core earnings; (s) operating income; (t) net interest margin; (u) net interest rate spread; (v) growth in assets, loans or deposits; (w) loan production volume; (x) sales; (y) net charge-offs; (z) nonperforming/classified assets;

(aa) classified loans; (bb) cash flow; (cc) capital level (core or risk-based); (dd) interest rate risk exposure-net portfolio value; (ee) interest rate risk-sensitivity; (ff) liquidity; (gg) strategic business objectives, cost control, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (hh) objective customer service measures or indices, (ii) stock price (including, but not limited to, growth measures and total shareholder return); (jj) operating expense as a percentage of average assets; (kk) core deposits as a percentage of total deposits; (ll) net charge-off percentage; (mm) loan delinquency rates; and (nn) market share.

     Any one or more of the Performance Criteria may be used on an absolute or relative basis in any combination or ratio, or year-over-year change to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate.

     To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee has sole discretion to make such changes without obtaining shareholder approval.

     2.38 “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     2.39 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. To the extent that the Committee does not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may, in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

     2.40 “Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to any the payment of a Performance Compensation Award.

     2.41 “Performance Share Award” means any Award granted pursuant to Article 9 hereof.

     2.42 “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

     2.43 “Plan” means this Fulton Financial Corporation Amended and Restated Equity and Cash Incentive Compensation Plan.

     2.44 “Repricing” means any transaction performed with the intent or effect of (a) reducing the exercise price of any outstanding Option or Stock Appreciation Right Awards; (b) cancelling or exchanging outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or replacement Options and/or Stock Appreciation

Rights, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged Options and/or Stock Appreciation Rights; or (c) any similar share exchange transaction involving outstanding Awards.

     2.45 “Restricted Award” means any Award granted pursuant to Article 8.

     2.46 “Restricted Period” has the meaning set forth in Section 8.01.

     2.47 “Restricted Stock” has the meaning set forth in Section 8.01.

     2.48 “Restricted Stock Unit” has the meaning set forth in Section 8.01.

     2.49 “Retirement” means retirement from employment with the Company or any Affiliate after achieving age 60 with at least 10 years of service to the Company or any Affiliate.

     2.50 “Securities Act” has the meaning set forth in Section 14.02.

     2.51 “Shares” means shares of Common Stock subject to Awards or available for future Awards under this Plan.

     2.52 “Stock Appreciation Right” means the right pursuant to an Award granted under Article 7 to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a Share on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

     2.53 “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any one of its subsidiaries, as defined respectively in Sections 424(e) and 424(f) of the Code.

Article 3. Administration of the Plan.

     3.01 Committee Composition. The Plan shall be administered by the Committee, or, in the Board’s sole discretion, by the Independent Directors on the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board may abolish the Committee at any time and revest in the Independent Directors on the Board the administration of the Plan. Each member of the Committee shall be Independent. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any reporting person subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members. Minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

     3.02 Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and reference in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may also (a) delegate to a committee of one or more members of the Board who are not Outside Directors or to senior management the authority to grant Awards to eligible individuals who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible individuals who are not then subject to Section 16 of the Exchange Act.

     3.03 Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall be vested with full authority:

          (a) to adopt, amend and rescind such rules and regulations as it deems necessary or desirable to administer the Plan;

          (b) to construe, interpret and apply the provisions of the Plan;

          (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (d) to delegate its authority to one or more officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

          (e) to determine when Awards are to be granted under the Plan and the applicable Date of Grant;

          (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

          (g) to determine the number of Shares to be made subject to each Award;

          (h) to determine whether an Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

          (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price, medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

          (j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the Performance Criteria that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

          (k) to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

          (l) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

          (m) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies, subject to the requirements of Section 409A of the Code;

          (n) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

          (o) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

          (p) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

          The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a Repricing, shareholder approval shall be required before the Repricing is effective. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon the Company and all Participants and any person claiming under or through a Participant, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

     3.04 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, no member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Award granted under the Plan.

Article 4. Shares Subject to the Plan.

     4.01 Shares Subject to the Plan. Subject to adjustment as provided in Article 12, the total number of Shares available for the grant of Awards under the Plan shall be 17,887,167 Shares (as restated for stock splits and dividends). As of the Effective Date, the number of Shares available for future Awards under this Plan is 11,811,046 Shares. For purposes of Section 162(m) and Section 422 of the Code, in no event shall any Participant receive Awards to acquire more than 500,000 Shares in any fiscal year of the Company. During the term of each Award, the Company shall keep reserved at all times the number of shares of Common Stock required to satisfy all such Awards. As the Committee may determine from time to time, the shares of Common Stock available for distribution under the Plan may consist either in whole or in part of authorized but unissued Common Stock or shares of Common Stock held in treasury.

     4.02 Recycling of Shares. Any Shares subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any Shares that are issued upon the exercise or vesting of an Award shall be deducted from the available Shares under the Plan as one (1) Share for each Share issued under the Award. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of the Option Exercise Price, (b) Shares delivered to or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covering an Option or a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

Article 5. Eligibility.

     5.01 General. All Employees and Consultants of the Company or any of its Affiliates are eligible to participate in the Plan, whether now existing as an Affiliate or later become an Affiliate. The Committee shall determine, in its discretion, which such eligible persons shall be granted Awards and become Participants in this Plan.

     5.02 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Consultants and those individuals whom the Committee determines are reasonably expected to become Employees and Consultants following the Date of Grant.

     5.03 Ten Percent Shareholders. An Incentive Stock Option shall not be granted to a Ten Percent Shareholder unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years from the Date of Grant.

Article 6. Option Provisions.

     6.01 General. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Article 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Each Option shall specify the number of Shares that may be purchased pursuant to the Option, the Option Exercise Price, the term of the Option, vesting schedule and such other terms, conditions and limitations established by the Committee as are consistent with the terms of the Plan. The Award Agreement shall identify the Option as a Non-Qualified Stock Option or an Incentive Stock Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) Term. Subject to the provisions of Section 5.03 regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant.

          (b) Option Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.03 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares subject to the Option on the Date of Grant. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) Option Exercise Price of a Non-Qualified Stock Option. The Option Exercise Price of each Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of the Shares subject to the Option on the Date of Grant. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

          (d) Consideration. Each Participant who elects to Exercise an Option granted pursuant to the Plan shall be required to give written notice to the Company of such election and of the number of Shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved. At the time of Exercise of the Option, the price of the Shares purchased shall become immediately due and payable (i) in cash or by check, (ii) by tendering to the Company Shares of the Company that have been held by the Participant for at least six months, having a Fair Market Value as of the Date of Exercise equal to the Option Exercise Price, (iii) by any method established by the Committee to facilitate ownership of Shares, including so-called “cashless exercise”, (iv) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of Exercise, (v) by any combination of the methods of payment described in (i), (ii), (iii) or (iv), or (vi) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Common Stock is listed on any national stock exchange or a national interdealer quotation system) an Exercise by an Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

          (e) Transferability. An Option shall not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction, and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to Exercise the Option.

     6.02 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a vested Option may be Exercised by an Optionee only while the Optionee is an Employee of or Consultant to the Company or an Affiliate and has maintained Continuous Service as an Employee or Consultant since the Date of Grant of the Option, except if the Optionee’s Continuous Service ceases by reason of the Optionee’s Disability, death or Retirement or as a result of layoff or position elimination.

     If the Continuous Service of an Optionee is terminated:

     (a) as a result of the Optionee’s Disability, such Optionee may, but only within a one (1) year period from the date of such termination of Continuous Service (and no later than the date that the Option would otherwise expire), Exercise the Option to the extent the Optionee was entitled to Exercise it at the date of such termination of Continuous Service;

     (b) as a result of the Optionee’s death, to the extent the Optionee was entitled to Exercise the Option immediately prior to the Optionee’s death, such Option of the deceased Optionee may be Exercised, but only within one (1) year from the date of the Optionee’s death (and no later than the date on which such Option would otherwise expire), by the person or persons (including the Optionee’s estate) to whom the Optionee’s rights under such Option shall have passed by will or by the laws of descent and distribution;

     (c) as a result of the Optionee’s Retirement, the Optionee may Exercise his or her currently exercisable Options for up to one year from the date of his or her Retirement (but not beyond the date when the Option would otherwise expire); however, if exercisable Incentive Stock Options are not Exercised within 90 days of Retirement, they will convert automatically to Non-Qualified Stock Options; and

     (d) as a result of layoff or position elimination, the Optionee may Exercise vested Options for up to 90 days (but no later than the date the Option would expire) following the date of such termination.

     On the date of termination of Continuous Service, all unvested Options shall be cancelled.

     6.03 Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds the limitation imposed by Section 422 of the Code (currently $100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

     6.04 Incentive Stock Option Qualifying Disposition. With respect to Shares acquired as a result of the Exercise of an Incentive Stock Option, any disposition of such Shares other than by will or by the laws of descent and distribution before the later of the expiration of the two (2) year period beginning on the Date of Grant of such Incentive Stock Option, or the expiration of the one (1) year period beginning on the date of the transfer of such Shares pursuant to such Exercise, will not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under Section 421(a) of the Code. The Committee may require an Optionee to give prompt notice (as described below) to the Company concerning any disposition of Shares received upon the Exercise of an Incentive Stock Option within: (i) two (2) years from the date of granting such Incentive Stock Option to such Optionee, (ii) one (1) year from the transfer of such shares of Stock to such Optionee, or (iii) such other period as the Committee may from time to time determine. The Committee may direct in the applicable Award Agreement that an Optionee with respect to an Incentive Stock Option undertake to give such notice described in the preceding sentence at such time and containing such information as the Committee may prescribe, and/or that the certificates or book entry registration evidencing Shares acquired by Exercise of an Incentive Stock Option refer to such requirement to give such notice. Notice means written notification actually received by the Company at its executive offices on a day when the Company’s executive offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in such manner as may be prescribed from time to time by the Committee.

Article 7. Stock Appreciation Rights.

     7.01 General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Article 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

     7.02 Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Date of Grant.

     7.03 Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company in cash (unless otherwise provided) an amount equal to the number of Shares subject to the Stock Appreciation Right that is being Exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right. Payment, if any, with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

     7.04 Exercise Price. The exercise price of a Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of such Stock Appreciation Right. A Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per Share subject to the Stock Appreciation Right exceeds the exercise price per Share thereof.

Article 8. Restricted Awards.

     8.01 General. A Restricted Award is an Award of actual Shares (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Article 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

     8.02 Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an Award Agreement evidencing a Restricted Stock Award and, if applicable, an escrow agreement and stock power, or such other agreements and documents as the Committee may require, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock.

     At the discretion of the Committee, a Participant may be granted the right to receive dividends; provided that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

     8.03 Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with cash, Shares or other property equivalent to all or a portion of the dividends paid with respect to the outstanding Common Stock paid by the Company in respect of one Share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

     8.04 Restrictions.

          (a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate, or exercise control over a book entry account; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, or book entry positions cancelled, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company.

          (b) A Restricted Stock Units Award shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

          (c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

     8.05 Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock, the restrictions set forth in Section 8.04 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall cause a book entry notation to be made or deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full Share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.03 hereof and the interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

     8.06 Stock Restrictions. Each certificate, or book entry account, representing Restricted Stock awarded under the Plan shall bear a legend in such form, or be subject to transfer restrictions, as the Company deems appropriate.

Article 9. Performance Share Awards.

     9.01 Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Article 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of Shares or Share-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

     9.02 Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved.

     9.03 Dividend Equivalents. At the discretion of the Committee, each Performance Share Award (representing one Share) may be credited with Dividend Equivalents. Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest (for cash-settled Dividend Equivalents) or additional Dividend Equivalents (for stock-settled Dividend Equivalents) may be credited on the amount of Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Performance Share Award (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Performance Share Award and, if such Performance Share Award is unearned or is forfeited, the Participant shall have no right to such Dividend Equivalents.

Article 10. Performance Compensation Awards.

     10.01 General. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

     10.02 Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Article 10. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

     10.03 Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the

Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10.03 and record the same in writing.

     10.04 Payment of Performance Compensation Awards.

          (a) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

          (b) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and/or (B) the Performance Formula, as applied against such Performance Goals indicates that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

          (c) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

          (d) Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 10.04(f) of the Plan.

          (e) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Article 10, but in no event earlier than the end of the Performance Period or later than June 30 of the calendar year following the calendar year during which the Performance Period is completed. Payment of Awards to an individual Employee may be subject to an election to defer receipt under a nonqualified deferred compensation plan maintained by the Company.

          (f) Maximum Award Payable. The maximum Performance Compensation Award payable in Shares to any one Participant under the Plan for any fiscal year is subject to the limitation set forth in Section 4.01. The maximum aggregate Performance Compensation Awards payable in cash to any one Participant for any designated Performance Period is $5,000,000. Any Performance Compensation Award for which payment has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (1) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (2) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Article 11. Vesting.

     11.01 General. The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule or terms and conditions at the Date of Grant, the terms of this Article 11 shall apply.

     11.02 Time-Vested Awards. Awards that have a time or service-based vesting schedule and are not subject to performance vesting requirements (“Time-Vested Awards”) will vest and become Exercisable, or have lapse of forfeiture restrictions, as applicable, (unless the Committee provides otherwise in the Award Agreement) on the third anniversary of the Date of Grant. All Stock Option and Stock Appreciation Rights Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically vest upon death, Disability or Retirement. Forfeiture restrictions on Restricted Stock Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically lapse upon death or Disability, but shall not automatically lapse upon Retirement. Forfeiture restrictions on Restricted Stock Unit Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically lapse upon death, Disability or Retirement; provided, however, if a Restricted Stock Unit Time-Vested Award becomes payable upon Retirement (and such Retirement constitutes a separation from service within the meaning of Code Section 409A), such Restricted Stock Unit Time-Vested Award will not be paid until the date that is six months following such date of Retirement. In no event will the Committee, in the exercise of its discretion, establish a vesting period for a Restricted Stock or Restricted Stock Unit Time Vested Award that is less than one year after the Date of Grant. In the case of Restricted Stock Units that vest pursuant to this Section 11.02 (and subject to the six-month delay for payment of Time-Vested Restricted Stock Units payable upon Retirement), such Awards shall be settled no later than two and a half months following the end of the year in which such Award vests.

     11.03 Performance Awards.

          (a) General. Each Performance Compensation Award and Performance Share Award shall be subject to the Committee determination, based on Performance Goals for the Performance Periods to which such Award relates, as to whether the Award is earned and the extent to which it is earned. Such Awards shall be subject to the Committee’s certification of the attainment of such Performance Goals in accordance with the terms of Articles 9 and 10. Except as provided for below, no Award that is intended to be considered performance-based under Section 162(m) shall be permitted to accelerate upon Retirement or other termination of service other than for death or Disability.

          (b) Retirement Vesting. Upon a Participant’s Retirement prior to the end of a Performance Period, the Committee shall (i) determine the extent to which Performance Goals with respect to such Performance Period have been met during or with respect to the period of the Participant’s active employment, and (ii) cause to be paid to the applicable Participant partial or full Awards for such future Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals.

Article 12. Changes in Capital Structure.

     12.01 Adjustment Upon Changes in the Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee shall appropriately adjust the maximum number of Shares subject to the Plan, all Awards then currently outstanding, the maximum number of Shares with respect to which any one person may be granted Awards during any period as set forth in Sections 4.01 and 10.04(f) of the Plan, and the exercise price of Options and Stock Appreciation Rights, so that upon Exercise, the Participant shall receive the same number of Shares in exchange for the same aggregate exercise price he or she would have received had he or she been the holder of all Shares subject to his or her outstanding Options and Stock Appreciation Rights immediately before the effective date of such change in the capital structure of the Company, and the benefits, rights and features relating to Shares underlying Restricted Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan. Any such adjustment shall not result in the issuance of fractional shares, and the Committee shall round down the number of Shares subject to any outstanding Award unless the transaction that resulted in the capital structure change specifically authorizes a rounding up of the shares. Each such adjustment shall be made in such manner so as not to constitute a “modification” in the case of Incentive Stock Options as defined in Section 424 of the Code and in the case of Non-Qualified Stock Options, in such manner so as not to constitute a “modification” within the meaning of Section 409A of the Code. Any adjustments made under this Section 12.01 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

     12.02 Adjustment Binding. Any adjustment by the Committee pursuant to this Article 12 in the number of Shares subject to the Plan or to any outstanding Award, or to the exercise price stated in any Option or Stock Appreciation Right, or to the benefits, rights and features relating to Restricted Awards, shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each Participant holding an Award which shall have been so adjusted.

     12.03 Adjustment to Grants. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

Article 13. Effect of Change in Control.

     13.01 General. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

          (a) In the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

          (b) With respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participants partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained.

     13.02 Committee Discretion. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

     13.03 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

Article 14. Registration of Stock.

     14.01 General. No Option granted pursuant to the Plan shall be exercisable, nor shall Restricted Stock vest, in whole or in part, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such Option or the Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option (or the issuance of Shares thereunder) or the vesting of such Restricted Stock, unless such listing, registration, qualification, consent or approval may be effected or obtained free of any conditions not acceptable to the Committee.

     14.02 Restrictions. If a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the Shares issuable upon Exercise of any Option, Restricted Stock or other Award granted under the Plan is not in effect at the time of Exercise, as a condition of the issuance of the Shares, the Committee may require the Participant receiving Shares pursuant to an Award to give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the Shares for his or her own account for investment and not with a view to its distribution. The Company may place upon any stock certificate issued in connection with an Award the following legend or such other legend as the Committee may prescribe to prevent disposition of the Shares in violation of the Securities Act or any other applicable securities law:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement covering such shares which has been filed under the Act or a written opinion of counsel for the Company that registration is not required.”

Article 15. Tax Withholding. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant shall satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the Exercise or acquisition of Shares under the Award, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares of the Company.

Article 16. Amendment or Termination of the Plan.

     16.01 Amendment of the Plan. The Board may at any time amend, modify, suspend or terminate the Plan; provided that, except as provided in Article 12, the Board may not, without the consent of the shareholders of the Company, make any amendment or modification which:

          (a) increases the maximum number of Shares as to which Awards may be granted under the Plan,

          (b) changes the class of eligible Participants,

          (c) effects a Repricing transaction;

          (d) increases materially the benefits accruing to a Participant under the Plan,

          (e) is intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers; or

          (f) otherwise requires the approval of the shareholders of the Company under Applicable Laws (including the requirements of Section 422 of the Code) or listing requirements relating to the Shares.

     16.02 Amendments Pertaining to Qualification. Notwithstanding the provisions of Section 16.01 above, the Board reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Awards granted under the Plan to the extent necessary to qualify any or all Options granted under the Plan for such favorable federal income tax treatment (including deferral of taxation upon Exercise) as may be afforded employee stock options under Section 422 of the Code, the regulations promulgated thereunder, and any amendments or replacements thereof.

     16.03 Term of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the tenth anniversary of the Effective Date of the Plan.

     16.04 No Impairment of Rights. No amendment, modification or termination of the Plan (whether by action of the Board or by expiration of the Plan term) shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person claiming under or through the Participant.

Article 17. General Provisions.

     17.01 Non-Uniform Treatment. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

     17.02 Shareholders. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

     17.03 Employment or Service. Nothing contained in the Plan or any applicable award agreement shall confer upon any employee or other person any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or service at any time or increase or decrease his or her compensation or fees from the rate in existence at the time of granting an Award.

     17.04 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     17.05 Clawback. Notwithstanding any other provisions in this Plan, any Award which is, or may become, subject to recovery under any law, regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to any policy implemented by the Company to effect such law, regulation or stock exchange listing requirement.

     17.06 Recapitalizations. Each Award Agreement shall be deemed to contain provisions required to reflect the provisions of Article 12.

     17.07 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter.

     17.08 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

     17.09 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

     17.10 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), and (b) amounts payable upon the termination of a Participant’s Continuous Service shall only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

     17.11 Section 16 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 16.11, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     17.12 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

     17.13 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

     17.14 Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon Exercise or payment of any Award. Proceeds from the issuance of Shares pursuant to Awards granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

     17.15 Acceptance of Terms and Conditions. By accepting any benefit under the Plan, each recipient of an Award under the Plan and each person claiming under or through such recipient shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

     17.16 Liability. Any liability of the Company or any Affiliate to any recipient of an Award under the Plan with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     17.17 Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such state’s choice of law provisions, except as superseded by applicable federal law.

     17.18 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

     17.19 Headings. The words “Article,” “Section” and “paragraph” shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Award agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Article 18. Effective Date. This Plan was approved by the Board on January 15, 2013, and shall be submitted to shareholders for approval at the 2013 Annual Meeting of Shareholders of the Company. The Effective Date of the Plan shall be the date on which such shareholder approval is obtained.

EXHIBIT B

REPORT OF AUDIT COMMITTEE

February 28, 2013

To the Board of Directors of Fulton Financial Corporation:

     We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2012.

     We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, The Auditor’s Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor’s independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

John M. Bond, Jr., Chair
George W. Hodges, Vice Chair
Denise L. Devine
Donald W. Lesher, Jr.
Albert Morrison III
Ernest J. Waters

ATTN: SHAREHOLDER SERVICES
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53255-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR
the following proposals:

1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	Joe N. Ballard	☐	☐	☐
	1b.	John M. Bond, Jr.	☐	☐	☐
	1c.	Craig A. Dally	☐	☐	☐
	1d.	Denise L. Devine	☐	☐	☐
	1e.	Patrick J. Freer	☐	☐	☐
	1f.	George W. Hodges	☐	☐	☐
	1g.	Albert Morrison III	☐	☐	☐
	1h.	R. Scott Smith, Jr.	☐	☐	☐
	1i.	Gary A. Stewart	☐	☐	☐
	1j.	Ernest J. Waters	☐	☐	☐
	1k.	E. Philip Wenger	☐	☐	☐

		For	Against	Abstain

2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3.	A RESOLUTION TO APPROVE THE AMENDED AND RESTATED EQUITY AND CASH INCENTIVE COMPENSATION PLAN.	☐	☐	☐

4.	TO RATIFY THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/13.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on Monday, April 29, 2013 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document and Meeting Invitation are available at www.proxyvote.com.

M53256-TBD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

For the shares of Fulton Financial Corporation Common Stock issued to or held for the account of the person(s) signing on the reverse side ("Plan Participant") under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Voting Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Voting Plan held in the account as of March 1, 2013 in accordance with the instructions given herein, and, in its discretion, to vote upon such other business as may be properly brought before the Annual Meeting, to be held on Monday, April 29, 2013, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournments or postponements thereof.

This proxy, when properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2013, which is the deadline to vote the shares through the use of the Internet or telephone.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

ATTN: SHAREHOLDER SERVICES
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53257-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR
the following proposals:

1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	Joe N. Ballard	☐	☐	☐
	1b.	John M. Bond, Jr.	☐	☐	☐
	1c.	Craig A. Dally	☐	☐	☐
	1d.	Denise L. Devine	☐	☐	☐
	1e.	Patrick J. Freer	☐	☐	☐
	1f.	George W. Hodges	☐	☐	☐
	1g.	Albert Morrison III	☐	☐	☐
	1h.	R. Scott Smith, Jr.	☐	☐	☐
	1i.	Gary A. Stewart	☐	☐	☐
	1j.	Ernest J. Waters	☐	☐	☐
	1k.	E. Philip Wenger	☐	☐	☐

		For	Against	Abstain

2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3.	A RESOLUTION TO APPROVE THE AMENDED AND RESTATED EQUITY AND CASH INCENTIVE COMPENSATION PLAN.	☐	☐	☐

4.	TO RATIFY THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/13.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on Monday, April 29, 2013 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document and Meeting Invitation are available at www.proxyvote.com.

M53258-TBD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Samuel H. Jones, Jr., Kenneth E. Shenenberger, John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on March 1, 2013 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Monday, April 29, 2013, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR the "say-on-pay" proposal, FOR the Amended and Restated Equity and Cash Incentive Compensation Plan, and FOR the ratification of the appointment of KPMG LLP.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2013, which is the deadline to vote the shares through the use of the Internet or telephone.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)